Exhibit 24.2(r)(3)



                    PNC Bank Code Of Ethics

                    Honesty, integrity and fairness are some of the qualities that have marked the organizations and employees that have joined together to become PNC Bank. Certainly, that we operate in this manner is not by chance - our clients demand it of us, for our shareholders it is an imperative, and the law requires it of us. While these are all compelling reasons, I believe we conduct ourselves in an ethical manner, first and foremost, because we know it is simply the right thing to do.

                    This PNC Bank Code of Ethics, a revision of an earlier version, reflects the values of PNC Bank and stands as a statement and reminder for all of us as to what we believe in at PNC Bank.

                    In the rapidly changing, highly competitive business world, there are times when the appropriate course of action may not be clear. There can be many options and alternative methods for conducting business. While our common sense and good judgment can generally provide the guidance we require to enable to do the right thing, the standards included in the Code have been designed to help you deal with situations you may encounter.

                    Please review the PNC Bank Code of Ethics. You can discuss areas of concern with your supervisor or contact any of the individuals noted in the Code whose responsibility it is to help you through these matters.

                    All of us need to adhere to the Code's principles. Through proper business behavior, PNC Bank will maintain the high level of trust we enjoy with our clients and communities and continue to be successful. We must always strive to do the right thing, for there is no compromise.



                    James E. Rohr
                    President & Chief Executive Officer

                    Introduction

                    The PNC Bank Code of Ethics ("Code") conveys key information to assist you in discharging your responsibilities on behalf of PNC Bank Corp. and its subsidiaries ("PNC Bank" or "PNC") in an ethical and legally proper manner.

                    The PNC Code of Ethics (formerly known as the Guidelines for Corporate Conduct at PNC Bank) is based on the principles that PNC Bank believes in:

                    o  We conduct business with the highest ethical standards;

                    o  We obey the law;

                    o  We follow the policies and procedures of PNC Bank;

                    o  We maintain confidentiality;

                    o  We have a work environment that is fair and bias-free;
                       and

                    o  We are honest and trustworthy.

                    The Code applies to all employees and directors as well as to agents when acting on behalf of PNC. Certain provisions of the Code also apply to others (such as family members).

                    Supervisors and managers should help their staff understand and apply the above principles and comply with the standards in the Code.

                    The conduct of each of us reflects on our organization and affects how we perceived. Whether inside or outside of work, your personal conduct should be an asset to PNC Bank.

                    Use your good judgment, follow the standards set forth in the Code, and report your concerns as provided in the Code. By doing so, we can ensure that PNC Bank continues to stand for honesty, integrity and fairness.

Table of Contents

Code of Ethics
     Chairman's Message
     Introduction
Table of Contents                                                      Number
Responsibilities                                                        1.00
      Administration                                                    1.01
      Notifications Approvals                                           1.02
      Reporting Procedures                                              1.03
      Key Contacts                                                      1.04
      Exceptions/Questions                                              1.05
      Enforcement                                                       1.06
      Written Acknowledgment                                            1.07
Standards of Conduct                                                    2.00
      Confidentiality                                                   2.0l
      Insider Trading                                                   2.02
      Clients' Property                                                 2.03
      Corporate Property                                                2.04
        Inventions                                                      2.04
     Conflicts of Interest                                              2.05
        Gifts and Entertainment                                         2.05.1
        Gifts to Public Officials                                       2.05.2
       Borrowing from Clients or Suppliers Lending                      2.05.3
       Self-Dealing                                                     2.05.4
       Sales/Purchases of Property and
       Services to: from Employees                                      2.05.5

       Dealing with Suppliers                                           2.05.6
       Inheritances:
       Fiduciary Compensation
       and Fees for Personal Services                                   2.05.7
       Use of Position or Authority                                     2.05.8
        Outside Activities                                              2.05.9
           - Other Employment                                           2.05.9A
           - Officer or Directorships                                   2.05.9B
       Public Office                                                    2.05.10
       Expert Witnesses                                                 2.05.11
       Insider Lending                                                  2.05.12
       Interest on Deposits of Directors,
       Officers, Attorneys, and Employees                               2.05.13
       Sales Purchases of Property and Services
       to/from Non-Officer Directors                                    2.05.14
 Discrimination, Bias and Harassment                                    2.06
      Equal Employment Opportunity Policy                               2.06.1
      Bias and Harassment                                               2.06.2
      Sexual Harassment                                                 2.06.3
 Antitrust                                                              2.07
 Fair Competition                                                       2.08
 Personal Responsibilities of Employees                                 2.09
      Drug Abuse                                                        2.09.1
      Alcohol Abuse                                                     2.09.2
      Personal Finances                                                 2.09.3
      Solicitation                                                      2.09.4
 Political Contributions                                                2.10
 Lobbying                                                               2.11
 Other Matters                                                          2.12
 Media Inquiries                                                        2.13
 Recordkeeping                                                          2.14
 Accounting Practices/Foreign Corrupt Practices Act                     2.15
 Bank Secrecy/Money Laundering Control Act                              2.16
Community Reinvestment Act/Fair Lending                                 2.17
 Safety, Health and Environment                                         2.18
Exhibits:
 Forms                                                              Exhibit 1
      Notification/Approval Form                                    Exhibit 1-A
      Form for Approval to Serve At the Request of PNC              Exhibit 1-B

 Policies
      Insider Trading Policy                                        Exhibit 2
      Drug Abuse Policy Summary                                     Exhibit 3
      Electronic Media Policy                                       Exhibit 4
     Customer Information Privacy Principles                        Exhibit 5
      Stock Ownership Policy                                        Exhibit 6
      Policy for Employee's Holding Director and Officer
      Positions in Outside Profit and Non-Profit Organizations      Exhibit 7

      Public Office Policy                                          Exhibit 8
 Key Contacts and Reference Guide                                   Addendum

1.00                       Responsibilities

                           As part of your responsibilities, you must:

                           o Understand and comply with the Code, other PNC policies and procedures, and applicable laws and regulations;

                           o Provide the required notifications and obtain the necessary approvals in accordance with the Code; and

                           o Report any possible violations of the Code of which you are aware.

                           You are not permitted to act in a way that violates the Code. Businesses or departments may have supplemental policies or procedures with which employees also must comply.

1.01   Administration      The PNC Code of Ethics is administered by PNC's
                           Director of Compliance or a designee (referred to in the Code as "Director of Compliance"). A PNC
                           Code of Ethics Policy Committee ("Ethics Policy
                           Committee") has been established to determine policy issues relating to the Code, oversee resolution of major ethical issues, and receive and review reports relating to the Code's administration.

1.02   Notifications/      You should become familiar with the following
       Approvals           situations in the Code that require you to provide
                           notification or obtain prior approval.

                           o   Insider Trading                         2.02 /
                                                                       Exhibit 2
                           o   Corporate Property                      2.04
                           o   Inventions                              2.04
                           o   Conflicts of Interest                   2.05
                           o   Gifts and Entertainment                 2.05.1
                           o   Gifts to Public Officials               2.05.2
                           o   Inheritances:  Fiduciary Compensation
                               and Fees For Personal Services          2.05.7
                           o   Outside Activities                      2.05.9
                               - Other Employment                      2.05.9A
                               - Officer or Directorships              2.05.9B/
                                                                       Exhibit 7
                           o   Expert witnesses                        2.05.11
                           o   Antitrust                               2.07
                           o   Fair Competition                        2.08
                           o   Political Contributions                 2.10

                           You can provide notification or obtain approval either (i) by contacting Director of Compliance or
                           (ii) through submission of the Code of Ethics Notification/Approval Form ("Notification Approval Form") to your supervisor and Human Resources ("HR") representative, as designated in the Code. A sample of the Notification/Approval Form is attached as Exhibit l; the form is available via Lotus Notes, PNC's Intraweb at http://www.intranet.pncbank.com. or from your Human Resources Department.

                           If employees have any questions regarding how to provide notification or obtain approval, they should contact their HR representative. Directors and agents should contact the Director of Compliance regarding notifications or approvals, questions or any other matters under the Code.

1.03   Reporting           Reports of any possible violations of the Code,
       Procedures          including dishonest or fraudulent acts, or
                           questions or concerns regarding matters covered by the Code, should be made immediately to any of the following people:

                           o     Your supervisor;

                           o     Your HR representative;

                           o     The Security Services representative;

                           o     The Director of Compliance; or

                           o     The General Counsel.

                           You have been provided with several alternative people to whom you can report a possible violation so that you can choose a person with whom you feel comfortable. You may make an anonymous report if you wish.

                           Note: Any supervisor who receives a report of a possible violation should refer it immediately to the HR representative, the Security Services representative, the Director of Compliance, or the General Counsel.

                           When you report a possible violation, you will be protected from any employment discrimination, retaliation, or retribution for good faith reporting.

1.04   Key                 HR representatives, the Security Services
       Contacts            representative, the Director of Compliance, the
                           General Counsel and others referenced in the Code are Key Contacts to assist you on Code matters for PNC. Their telephone numbers can be found in the Key Contacts and Reference Guide attached as an Addendum to the Code, on PNC's intraweb at http://www.intranet.pncbank.com, or through Office
                           Vision at BB CRPNEWS.

1.05   Exceptions/         Exceptions to the Code and certain approvals will
       Questions           need to be made by the Ethics Policy Committee. If
                           you would like to ask for an exception or have a question about any part of the Code, you should first discuss it with your supervisor and your HR representative who will process your request, or you may contact the Director of Compliance. The
                           Director of Compliance, as appropriate, will present requests for exceptions or approvals to the Ethics Policy Committee.

1.06   Enforcement         If an employee violates the Code, PNC policies and
                           procedures or any applicable laws or regulations, the employee may be subject to disciplinary action, which may include termination of employment.
                           Violation of laws could also result in legal proceedings and penalties, including, in some circumstances, criminal penalties.

                           You are required to cooperate fully with investigations, audits, monitoring procedures, and other inquiries regarding Code matters, including requests to provide documentation. Refusal to comply may result in disciplinary action, which may include termination of employment.

1.07   Written             When you are hired, and at certain times during
       Acknowledgment      your employment, you will be required to sign a
                           written acknowledgment certifying that you have received, have read, understand, and will comply with the Code. Refusal to complete the acknowledgment may result in disciplinary action, which may include termination of employment.


2.00                       Standards of Conduct

                           The following are standards of conduct for some specific issues that may arise in our business. We may amend or change these standards from time to time.

2.01   Confidentiality     Fundamental Principle

                           Confidentiality is a fundamental principle in PNC Bank's business. You may deal with confidential, non-public information concerning PNC Bank, its clients, shareholders, employees and suppliers. You must protect all confidential information from unauthorized disclosure.

                           Definitions

                           The term "confidential information" includes, but is not limited to:

                           o PNC's business information, records, activities and plans;

                           o The identity, business information, records, activities and plans of clients and prospective clients;

                           o The identity of, or information relating to, merger and acquisition candidates;

                           o PNC's sources of supply, sales methods and sales proposals;

                           o PNC's computer programs, system documentation, special hardware, product hardware, software and technology developments;

                           o   Manuals, formulae, processes, methods,
                               machines, compositions, ideas, improvements, inventions, or other confidential or proprietary information belonging to PNC or related to PNC's affairs;

                           o   Security information such as passwords,
                               personal identification numbers (PIN'S), and electronic keys:

                           o   Reports written to and by regulatory agencies;
                               and

                           o   Any additional confidential information
                               described in PNC's Insider Trading Policy
                               (attached as Exhibit 2).

                           Your Responsibilities

                           Your responsibilities with regard to confidential information are:

                           o You must not disclose confidential information to any person within PNC, unless that person has a need to know such information in connection with his or her employment responsibilities.

                           o You must not disclose confidential information to anyone outside of PNC, unless:

                               - Such person is employed by an outside firm (i.e., a law, accounting or other firm) retained by PNC and that person needs to know the information in connection with the service to be provided by the firm to PNC;

                               -  Pursuant to proper legal process or
                                  regulation, (PNC's Legal Department has
                                  written guidelines for handling legal
                                  process. If you receive a request for
                                  confidential information, or subpoena or other legal process, you must immediately inform your supervisor who will contact the Legal Department); or

                               - The individual or organization to which the information relates gives written consent, and release of the information is approved by the Legal Department.

                           o You must never use confidential information for personal financial gain or to complete with PNC.

                           o You must keep in a secure way all files, records, or inquiries regarding clients and employees, and other records that contain confidential information.

                           o You must keep all identification and access codes, security equipment, security programs, and security procedures confidential.

                           o   You must avoid discussing confidential
                               information in public places (for example, elevators, restaurants or at social events).

                           o   You must avoid discussing confidential
                               information on cellular or car phones.

                           o You must be sensitive to whether information is confidential when using E-Mail, Office Vision or facsimile machines.

                           o You must not disclose confidential information, whether it is in written form or in your memory, even after you leave your employment or position with PNC.

                           In addition, you must comply with all other PNC policies and procedures relating to confidentiality, including those that have been adopted for your business or department. All employees should also become familiar with and follow the standards relating to confidentiality of information set forth in the Information Security Policy Manual, available through Office Vision at BB PCSECURE, from Information Security, or via PNC's intranet (http:// www.intranet.pncbank.com).

2.02   Insider             PNC has adopted an Insider Trading Policy, which is
       Trading             attached as Exhibit 2 to this Code. You should
                           become familiar with the requirements of the Policy and must comply with its rules and standards.

2.03   Clients'            Fundamental Principle
       Property
                           You must maintain the highest standards of honesty and integrity in handling clients' money and other property. You are not permitted to make unauthorized use of any client's money or property.

2.04   Corporate           Fundamental Principle
       Property
                           Corporate property may be used and removed from PNC premises only for business purposes, unless approved by your supervisor, or in accordance with policies adopted by the Board of Directors of PNC or a committee of the Board.

                           Corporate property includes, but is not limited to:

                             o   Information;
                             o   Files;
                             o   Products;
                             o   Office supplies and furnishings;
                             o   Services;
                             o   Automobiles;
                             o   Technologies;
                             o   Concepts;
                             o   Client lists;
                             o   Policies and procedures manuals;
                             o   Computer and other equipment, such as
                                 facsimile machines;
                             o   Computer databases, programs and software;
                             o   Data processing systems;
                             o   Voice mail;
                             o   E-Mail; and
                             o Any other electronic messaging systems or information about PNC's business

                           Inspections

                           Corporate property and personal possessions that you may bring onto PNC premises are subject to inspection.

                           Inventions

                           If you invent something, make a discovery, improve something or write something during your employment which is related to PNC's business or activities, you are required to:

                           o   Disclose your work to Your supervisor,

                           o Assign any rights to the work to PNC, if appropriate; and

                           o   Assist PNC, either during or after your
                               employment, in getting the use and benefits of the work, including anything necessary for PNC to get a patent or copyright or obtain other protection for the work.

2.05   Conflicts of        Fundamental Principle
       Interest
                           You owe PNC Bank and its clients undivided loyalty.
                           You should not have an interest that conflicts with, or may reasonably appear to conflict with PNC
                           Bank or its clients, unless approved as set forth in this Code.

                           Definition

                           A conflict of interest exists when:

                           o You engage in a personal activity or have a personal interest that may influence your decisions when acting for PNC or that may be at odds with PNC's interests; or

                           o You use your position with PNC or use PNC's confidential information to benefit yourself rather than PNC.

                           A conflict of interest may be based on your financial, business, family or other personal relationships with clients, suppliers, competitors or others, or on some other factor.

                           Appearance Of Conflict

                           The appearance of a conflict can be as damaging as an actual conflict and can erode trust and confidence in PNC. When faced with a situation involving a potential conflict of interest, you should ask yourself whether public disclosure of the matter would embarrass PNC or lead an outside observer to believe a conflict exists.

                           Disclosure Requirements

                           You must disclose in uniting to your supervisor and your market HR representative all known or potential conflicts of interest by submitting a Notification/Approval Form. The Director of Compliance should be contacted on how to handle a situation, if necessary.

                           Illustrations

                           Some illustrations of areas where potential conflicts of interests could occur and PNC's policies are:

2.05.1 Gifts and           Fundamental Principle
       Entertainment
                           You may not ask for or accept a gift or anything of value from anyone (before or after a transaction a discussed or concluded or a business decision is made) if you intend to be influenced or rewarded, or you believe the giver intends to exert influence, in connection with any business decision or transaction involving PNC. Where this is not the case, under certain circumstances, you may accept gifts or something of value from someone doing or seeking to do business with PNC. Examples of such circumstances are:

                           Permissible Gifts

                           o Accepting a gift that is based on obvious family or personal relationships (such as between you and your parents, children, spouse or close friend) and it is clear that the gift is being accepted because of the relationship rather than any PNC business:

                           o Letting someone else occasionally pay for meals, refreshments, travel arrangements, accommodations, or entertainment to discuss business or foster business relationships if the expense is of reasonable value. In general, such items are of "reasonable value" if they involve a level of expense that customarily would be reimbursed by PNC as a reasonable business expense if not paid for by the other party;

                           o Accepting loans from other banks or financial institutions on normal terms to finance usual activities, such as home mortgage loans, except where prohibited by law;

                           o   Occasionally accepting advertising or
                               promotional material having a value not in excess of $100, such as pens, pencils, note pads, key chains, calendars and similar items;

                           o Accepting discounts or rebates on merchandise or services that is not more than those available to other clients;

                           o Accepting gifts having a value not in excess of $100 that are related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, holiday, birthday, or bar or bat mitzvah; and

                           o Accepting civic, charitable, educational or religious organizational awards for recognition of service and accomplishment.

                           Disclosure Requirements

                           You must make every effort to refuse or return a gift or something of value that goes beyond those permissible circumstances listed above. In the following circumstances, you must promptly notify your supervisor and market HR representative, or the Director of Compliance, to discuss how to handle the situation:

                           o If you are offered a gift or something of value that goes beyond those permissible circumstances above and you cannot refuse or return it; or

                           o   You have any doubts about whether it is
                               permissible to accept a gift or something of value.

                           Only the Ethics Policy Committee can give approval to accept a gift or something of value outside of the permissible circumstances listed above.

                           You can provide notification or obtain approval by submitting the Notification/ Approval Form to your supervisor and market HR representative, or you may contact the Director of Compliance.

                           Giving Gifts

                           The above standards for accepting gifts also apply to giving gifts, except that giving gifts to public officials is addressed separately in the next section.

2.05.2  Gifts to Public    Monetary Gifts Prohibited
        Officials
                           You may not give a gift of money to a public official, except for legitimate personal campaign contributions to candidates for public office.
                           (Certain employees must obtain prior written approval before making political contributions. See
                           Section 2.10)

                           Gifts Of Value To Influence Particular Acts
                           Prohibited

                           You may not give anything of value (including, for example, gifts, meals, recreation, entertainment, flowers, transportation, lodging or sporting event tickets, which will be referred to in this section as "gifts") to a public official for the purpose of influencing a particular act be the official or his or her agency.

                           Limitations On Other Types Of Gifts

                           Limitations on giving items of value are discussed below with respect to different types of public officials with whom PNC employees are likely to have contact. These limitations, which should be interpreted as applying also to the spouse or family members of the public official, do not apply to gifts based on obvious family or close personal relationships.

                           Limitations for Different Types of Public Officials

                           o Federal Officials - Gifts of over $20 in value may not be offered to officials in the executive branch of the federal government ("executive branch official"). For example, the value of an executive branch official's meal paid for by PNC may not be greater than $20. If all of the gifts to an executive branch official are added together in any calendar year, they may not be greater than $50. Any gift to an executive branch official must receive advance written approval from the Director of Compliance so that the $50 limit can be monitored. Advance approval of each gift, regardless of amount, is important because gifts given by all PNC officers to one executive branch official will be aggregated.

                               Members of Congress and Congressional staff are subject to restrictions on gifts they may accept. Any gift to a member of Congress or to Congressional staff members must receive advance written approval from the Director of Compliance.

                           o Pennsylvania State Officials - Gifts of more than nominal value may not be offered to officials in the executive branch of Pennsylvania government. Although nominal value does not have a specific dollar limit, you should be guided by the principles set forth in
                               Section 2.05.1 above concerning PNC employees' receipt of gifts.

                               Any gift to a Pennsylvania State official must receive advance written approval from the Director of Compliance so that reporting requirements imposed by the Lobbying Disclosure Act may be satisfied.

                           o Pennsylvania County Officials - In counties in which PNC employees are likely to have significant activity, the rules for Pennsylvania state officials apply, except as follows. In Erie County, all gifts - even of nominal value - are prohibited. In Philadelphia County, the aggregate value of gifts may not exceed $100 annually. However, in Philadelphia County, gifts of food and beverage consumed at an event or meeting at which the official is attending are not restricted as to dollar amount and do not count against the aggregate annual limit.

                           o Kentucky State and Jefferson County Officials - Gifts, even of nominal value, may not be given to Kentucky state officials. Gifts to Jefferson County officials are prohibited if they are based on an understanding that they are given for the purpose of influencing the officer, directly or indirectly, in the discharge of his/her official duties.

                           o Ohio State and County Officials - Gifts, even of nominal value, may not be offered to Ohio State or county officials.

                           o   Delaware State and New Castle County Officials
                               - Gifts of more than nominal value may not be offered to officials in the executive branch of Delaware government. Although nominal value does not have a specific dollar limit, you should be guided by the principles set forth in
                               Section 2.05.1 above concerning PNC employees' receipt of gifts.

                           o Massachusetts State and County Officials - Gifts of $50 or more may not be offered to Massachusetts state, county or municipal officials. Gifts of less than $50 in value (for example, business lunches) may not be offered on a regular basis or in a pattern.

                           o New Jersey State Officials - Gifts, even of nominal value, may not be given to officials in the executive branch of New Jersey government.

                           o Indiana State Officials - Gifts of more than $25 in value may not be offered to officials in the executive branch of Indiana government; in certain cases, the official may be required to obtain written approval from a designated state official before accepting the gift.

                           In preparing this section, the laws and regulations of only the states and counties, which are referred to above, were reviewed. Check with the Director of Compliance before offering gifts to other public officials.

                           The restrictions discussed above apply to gifts given to public officials directly or indirectly (for example, through another person).

                           Questions

                           If you have doubts about whether a gift to a public official is allowed under the Code, you should either not give the gift or you should contact the Director of Compliance for an interpretation or to obtain approval from the Ethics Policy Committee.

2.05.3  Borrowing          Fundamental Principle
        from Clients
        Lending            Employees cannot accept a loan from clients,
                           suppliers or any other business contact of PNC unless the client, supplier or business contact is an immediate family member, or:

                           o the loan is given by those who lend money in the usual course of their business; and

                           o then only in accordance with the law and on terms offered to others who have similar credit standing, without special arrangements on interest rates, security, repayment terms and other conditions.

                           Additional Restrictions

                           Employees must not lend personal funds to, or cosign, endorse, or guarantee, or otherwise assume responsibility for the borrowing of any client, supplier or any other business contact of PNC unless the client, supplier or business contact is an immediate family member.

2.05.4  Self-Dealing       Self-dealing means using your employment or
                           position for personal gain. Whether you are acting individually, through a business, or in a fiduciary capacity (a position of trust for another person), you are prohibited from self-dealing.

                           Prohibitions

                           o You may not accept from someone either doing business or trying to do business with PNC a business opportunity that is not available to other people on similar terms, or that is made available to you because of your position with PNC.

                           o You may not take for yourself a business opportunity that belongs to PNC. An opportunity belongs to PNC when the company has pursued the opportunity, it has been offered to PNC, it is the kind of business PNC competes in, PNC has funded it, or PNC has devoted time, facilities, personnel, or other corporate resources to develop it.

2.05.5  Sales/             You may not purchase property or services from PNC
        Purchases of       other than products or services offered;
        Property and
        Services to/         o   To the general public; and
        from Employees       o   On terms that are available to all employees
                                 or similar situated clients.

                           Further, you may not sell any property or services to PNC.

2.05.6  Dealing with       Merit Based Awards
        Suppliers
                           Awards of orders, contracts and commitments for goods and services should always be made in the best interests of PNC. In your dealings with suppliers, you may not request or accept any kickbacks or other inducements.

2.05.7  Inheritances;      Fundamental Principle
        Fiduciary
        Compensation       Neither you nor any member of your immediate family
        and Fees For       may accept any inheritance from any PNC client or
        Personal           the immediate family of any PNC client, unless the
        Services           person giving you the inheritance is your relative
                           or a relative of someone in your immediate family
                           (through blood, marriage or adoption).

                           Application of Rule

                           This rule applies only if the relationship between the client and you or your immediate family was established through your employment or position with PNC.

                           Prohibited Appointments

                           Also, neither you nor any member of your immediate family may accept an appointment as:

                             o  Executor;

                             o  Administrator;

                             o  Personal representative;

                             o  Attorney-in-fact;

                             o  Guardian;

                             o Custodian under any Uniform Transfer or Gifts to Minors Act; or

                             o  Trustee

                           for any PNC client or the immediate family of any PNC client if the relationship between that person and you or your immediate family was established through your employment or position with PNC and you are to be compensated for the appointment through payment of fees or otherwise.

                           If the appointment is to be uncompensated, you must receive prior approval from the Ethics Policy Committee. You should contact the Director of Compliance to obtain approval.

                           Client Relations

                           If you have advance knowledge of any inheritance or appointment that may violate this rule, you must try to discourage the client from making the gift or appointment. You must also notify the Director of Compliance.

2.05.8  Use of             Fundamental Principles
        Position or
        Authority          You may not act on behalf of PNC in any transaction
                           involving a member of your immediate family or in any situation where you or a member of your immediate family has a personal or financial interest. You also may not act on behalf of PNC in connection with an organization with which you or a member of your immediate family is associated or has a personal or financial interest.

                           Note: This section does not apply to your actions related to publicly held PNC subsidiaries in which you own stock where your acquisition of the stock was approved by the Ethics Policy Committee or PNC's Board of Directors and you comply with the Stock Ownership Policy adopted by the Ethics Policy Committee which is attached to this policy as exhibit #6.

2.05.9  Outside            Limits on Outside Activities
        Activities
                           PNC encourages employees to participate in charitable or community activities outside of the company. These activities must not interfere with your ability to meet your employment responsibilities nor cause harm to PNC's reputation in the community or business interests.

                           Some typical examples of outside activities are described below:

                           A.  Other Employment

                               Restrictions on Outside Employment/Positions
                               You may not have any outside employment with a competitor or hold a position with a competitor while an employee of PNC. Nor may you be self-employed in competition with PNC.

                               In addition, you may not engage in any outside employment (including self-employment) or hold any position which PNC determines may interfere with your PNC employment responsibilities. PNC may also determine that you are legally prohibited from or restricted in such outside employment while an employee of PNC, such as in the securities industry. You should be aware of your department's supplemental policies and procedures in this regard, if any.

                           Notification/Approval

                           All outside employment (including self-employment) for PNC employees must be approved in advance and in writing by submitting the Notification/Approval form to your supervisor and your HR representative.

                           In some instances where approval to engage in outside employment has been given, it tray be necessary to revisit the issue. In particular, where PNC determines that the outside activity is interfering with your PNC responsibilities, or where PNC determines that the outside activity or position is in competition with PNC, authorization to continue such outside employment or in such position may be withdrawn.

                           B. Officer or Directorships

                           PNC has adopted a Policy for Employees Holding Director and Officer Positions in Outside Profit and Non-Profit Organizations which is attached as Exhibit #7 to this Code. You must become familiar and comply with this Policy.

2.05.10  Public            Guidelines
         Office
                          PNC has adopted a Public Office Policy which is
                           attached as Exhibit 8 to this Code. You must become familiar and comply with this Policy.

                           Except for lobbyists and other officers authorized to act on behalf of PNC, employees participating in political activities do so as individuals and not at the request of or as representatives of PNC.

2.05.11 Expert             Handling Request To Serve
        Witnesses
                           You may be asked to serve as an expert witness or to provide technical assistance in litigation or other proceedings not involving PNC. These activities generally take a lot of time and may be in conflict with PNC's policies and practices or with positions PNC has taken in other lawsuits. For these reasons, if you are asked to serve as an expert witness or provide technical assistance for a party other than PNC, you must receive advance written approval. You must submit the Notification/Approval Form to your supervisor and HR representative to request such approval.

2.05.12 Insider            Regulatory Requirements
        Lending
                           No PNC Bank, under the requirements of Regulation O, may extend credit on preferential terms to:

                             o  Any of PNC's directors or executive officers; or

                             o  Any related interest of these individuals.

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
                           Reviewing Regulation O Policy

                           PNC has adopted a Regulation O Policy to implement the provisions of the regulation in all PNC markets. You should contact your Compliance Department representative to obtain a copy of the policy if applicable to your line of business or department.

2.05.13 Internet on        Fundamental Principle
        Deposits of
        Directors,         PNC Banks are not permitted to pay any of their
        Officers,          directors, officers, attorneys or employees a greater
        Attorneys and      rate of interest on their deposits than that paid
        Employees          to other depositors on similar deposits with such
                           bank.

2.05.14 Sales/Purchases    Unless pre-approved by a majority of disinterested
        of Property and    members ofthe Board of Directors of PNC Bank Corp. or
        Services to/from   the appropriate subsidiary PNC Bank, non-officer
        from Non-Officer   directors and their firms maynot:
        Directors
                           o   Purchase property or services from PNC unless
                               such property or services are offered in the regular course of PNC's business, and on terms not more favorable to the director or his or her firm than those offered to other similarly situated clients who are not directors; or

                           o Sell any property or services to PNC other than property or services that are sold in the regular course of the director's (or firm's) business and are sold upon terms not less favorable to PNC than those offered to similarly situated clients of the director (or firm).

2.06   Discrimination,
       Bias and Harassment

2.06.1 Equal               It is the policy of PNC affirmatively to implement
       Employment          equal opportunity for all qualified applicants and
       Opportunity         existing employees without regard t race, color,
       Policy              national origin, sex, age (over 40), disability,
                           status as a Vietnam-era veteran or any other basis which would be in violation of any applicable ordinance or law. All personnel actions, including recruitment, selection, hiring, training, transfer, promotion, termination, compensation and benefits conform to this policy.

                           A copy of the full Equal Employment Opportunity
                           (EEO) policy may be obtained from your market HR representative.

                           What To Do

                           If you believe you have been denied equal employment opportunity because of discrimination, bias or harassment, you should report it to your supervisor or market HR representative or you may contact the Director of Compliance or the General Counsel. You will be protected from any employment discrimination, retaliation or retribution for good faith reporting.

2.06.2  Bias and           You are entitled to a work environment free of
        Harassment         racial, sexual, ethnic, and religious bias and
                           harassment. Racial, sexual, ethnic or religious jokes or comments are subject to individual interpretation and may be offensive to some employees. Intimidation, coercion and threats, or actions leading to bodily harm are also unacceptable.

2.06.3  Sexual             Definition
        Harassment
                           Sexual harassment is any unwelcome conduct of a sexual nature that is sufficiently severe or pervasive so as to unreasonably interfere with an individual's work performance or create an intimidating, hostile or offensive working environment.

                           Forms Of Sexual Harassment

                           Sexual harassment can take various forms, including:

                             o Verbal (for example, sexual innuendo, sexual propositions, threats, suggestive or insulting comments or sounds and jokes of a sexual nature);

                             o Non-verbal (sexually suggestive pictures or objects, graphic commentaries and obscene gestures); and

                             o  Physical (unwelcome physical contact).

                           Criteria Of Sexual Harassment

                           Any one or a combination of three basic criteria determines whether conduct is sexual harassment:

                             o If you are required to submit to the conduct as either an express or implied qualification for a job or a requirement of your employment relationship;

                             o If submission to, or rejection of, the conduct is used as a basis for employment decisions affecting you; or

                             o If the conduct has the purpose or effect of unreasonably interfering with your work performance, or creating an intimidating, hostile or offensive working environment.

                           Compliance Requirement

                           Sexual harassment by a manager/supervisor, or other employee, or client, supplier or visitor will nor be tolerated within PNC. All employees must comply with this policy and take appropriate measures to ensure that sexual harassment does not occur.

                           What To Do

                           If you are confronted with actions that may be sexual harassment, you should report it to your supervisor or your market HR representative, or you may contact the Director of Compliance or the General Counsel.

2.07    Antitrust          What are the Antitrust Laws?

                           [You must obey the antitrust laws. The antitrust laws, which contain criminal and civil penalties, prohibit unfair methods of competition and agreements that restrain the way companies compete. The antitrust laws are most often enforced against agreements between separate businesses (for example, agreements between PNC and other companies) that limit competition. These agreements need not be in writing to raise a concern.

                           As a general matter, all of PNC strategies and other decisions should be made independently, without consultation with PNC's competitors. You may not enter into any of the following three types of arrangements or agreements:

                           Types of Arrangements

                           o Price-Fixing Agreements are agreements with competitors about the prices, terms, or conditions to be charged clients. To avoid even an allegation of price fixing, you should not discuss our prices, terms or conditions with a competitor, except as noted below.

                           Note: Where we are openly working jointly with our competitors to provide a loan or other product or service to a client (for example, loan syndications, agreements with such competitors on the price to be charged to the client generally do not constitute price fixing. You should only enter into such agreements if we have legitimate business reasons for working jointly with our competitors rather than providing the product or service on our own (for example, in loan syndications, because of undue credit risk to PNC).

                           o Group Boycott Agreements are agreements among two or more companies to "boycott" or otherwise not do business with another company.

                           o   Market, Client, Territory or Location
                               Allocation Agreements among Competitors are agreements with competitors not to compete in a particular line of business or product, not to "poach" competitors' clients, or not to compete in a particular geographic area.

                               Because the following arrangements may raise antitrust concerns under certain circumstances, you should consult with the General Counsel before entering into any of them:

                           o Tying Arrangements arise when a seller has a product or service buyers need, and requires the buyers of that product or service to purchase a second product or service from the seller.

                               Banking laws also prohibit certain ties. PNC
                               Bank has adopted a Policy Statement on Product Tying Restrictions that you can obtain from your Compliance Department representative.

                               Note: Most tying arrangements that are long established to banking (such as compensating balances) that facilitate reasonable arrangements intended to assure the soundness of credit do not pose a problem under either the banking or antitrust laws.

                           o Predatory Pricing is pricing at an unfairly low price for the purpose of driving all competitors out of the marketplace to reap the benefits of higher prices after the competitors are gone.

                           o Exclusive Dealing involves agreements to do business with one supplier or client that preclude PNC from doing business with other suppliers or clients. You should consult with the Director of Compliance if PNC's purchases or sales account for a substantial portion of the market for the product or service being purchased or sold.

                           o Reciprocity involves a company conditioning the purchase of products or services from suppliers on those suppliers' purchases of services from the company.

                           Other Instances in Which You Should Consult With the General Counsel. You should always consult the General Counsel:

                           o Before a PNC unit that you manage merges with or acquires another company (including a division of another company or substantial assets of another company outside of the ordinary course of business); or

                           o If you believe that any activity that may be undertaken by PNC could be viewed as restraining fair or open competition, or if you have any questions about whether any such activities may fall within any of the categories of conduct described above.

2.08    Fair               Fundamental Principle
        Competition
                           PNC Bank expects you to engage in vigorous, but fair competition with our competitors. Unfair ways to compete are not permitted. For example, you must never direct or encourage any applicant or new employee to violate any contractual or legal obligations to a former employer, such as a responsibility to protect confidential business information, technical information or trade secrets.

                           [Requirements Also, you are required to notify your supervisor and HR representative by submitting a Notification/Approval Form if you have any obligations that may interfere with your ability to perform your job duties at PNC. These obligations may include an agreement with a former employer, business partner or other person or entity that says:

                             o You may not compete with them for a certain time or in a specific location:

                             o You may not ask their employees if they are interested in working for PNC:

                             o You may not ask their clients to do business with PNC;

                             o You may not take work-related inventions, developments, or writings to use at another business or place of employment;

                             o  You may be limited in your use of trade
                                secrets, business information, materials, training or techniques that you learned there; or

                             o  You may have to notify them of any new
                                employment or business venture.

2.09    Personal
        Responsibilities
        of Employees

2.09.1  Drug Abuse         Drug-Free Workplace

                           PNC Bank is committed to promoting and maintaining a drug-free workplace. The illegal rue of drugs interferes with effective and safe job performance. For this reason, PNC Bank has adopted a Drug Abuse Policy to prohibit employees from illegally using, possessing, distributing, or manufacturing drugs, or being under the illegal influence of drugs, while working or while on PNC property.

                           Consequence of Violation

                           Employees who violate the Drug Abuse Policy
                           (including the refusal to take a drug screening test) will be subject to disciplinary action.

                           A summary of the Drug Abuse Policy is attached as
                           Exhibit 3. PNC's Drug Abuse Policy is available from your market HR representative.

2.09.2  Alcohol            Fundamental Principle
        Abuse
                           The use of alcohol can have wide-ranging effects in the workplace, including declining job performance and diminished safety of co-workers and clients.
                           For this reason, PNC prohibits any use of alcohol that may affect your fitness for work, the safety of co-workers or the public, your job performance or any operation of PNC.

2.09.3  Personal           Employee Responsibilities
        Finances
                           Because one of the primary functions of PNC Bank is the efficient and effective management of money, you must demonstrate trustworthiness and financial responsibility. You are expected to maintain your personal account relationships and financial affairs in the same responsible manner that is expected of clients and to manage debts in relation to income and net worth. Abuse of employee checking accounts, credit cards or loans obtained through PNC Bank is not in the best interest of PNC Bank and may result in revocation of these privileges.

                           In addition, you must use your expense account in accordance with the guide lines set forth in the Employee Expense Reimbursement Guide, available from your market HR representative, as well as the standards set forth in the Code.

2.09.4  Solicitation       Fundamental Principle

                           You are prohibited from soliciting other employees on behalf of any cause or organization during working time (that is, when the soliciting employee or the receiving employee is required to be performing work duties) or in client areas. Examples of prohibited solicitation include raffles, lotteries or memberships. You are also prohibited from distributing advertising materials, handbills, literature or other materials which are not prepared, supplied or approved by PNC, on PNC premises during working time or in any work area or any area where clients are routinely present to transact any business with PNC.

                           It will not be a violation of this policy, however, if the solicitation or distribution is part of a campaign officially approved or sponsored by PNC, such as United Way.

                           Non-employees of PNC are prohibited from soliciting or distributing literature on behalf of any cause or organization at any time on any of PNC's premises.

                           2.10 Political Prohibitions Contributions PNC cannot make direct or indirect contributions to political candidates or office holders.

                           You should abide by the following:

                             o No payment or thing of value may be made or given by or on behalf of PNC to any political party, candidate for public office in relation to his or her candidacy, or to any committee or group formed to support a party, or candidate.

                             o  PNC will not reimburse you for personal
                                political contributions.

                             o You may not use PNC facilities or equipment in connection with any federal, state, or local election.

                             o  You may not participate in political
                                activities during your working hours or on PNC property. For example, branch offices may not be used by candidates running for election for fund raisers or other activities related to running for office.

                             o [If you are a foreign national, you may not make a contribution in connection with any election (federal, state or local) or make a contribution to a PNC-affiliated political action committee. This prohibition does not apply to U.S. citizens living outside the United States. If you are not a U.S. citizen and if you have not been lawfully admitted for permanent residence in the United States, you should not make any political contributions, directly or indirectly, without first checking with the Director of Compliance.

                           Permitted Activities

                           Except as prohibited by Rule G37 of the Municipal Securities Rulemaking Board ("MSRB") and other related policies of PNC discussed below, the following activities are permissible:

                             o  You may use your own funds to make
                                contributions to political parties,
                                candidates, or political action committees;

                             o You may participate in volunteer political activities during non- working time and away from PNC premises, as long as you do not use any PNC resources in connection with your activities; and

                             o PNC may make its facilities available to an affiliated political action committee ("PAC") for PAC-related functions, including speeches by political candidates. In addition, PNC may absorb administrative or other expenses incurred by an affiliated PAC.

                           Additional Rules For Certain Employees

                           Employees of PLC Securities Corp, PNC Brokerage Corp, and certain other PLC employees associated with municipal securities or municipal finance, are subject to the following rules by MSRB Rule G-37 and PNC policies:

                             o  You may not make contributions to PACs
                                affiliated with PNC or PACs controlled by any municipal finance professional.

                             o You may not participate in the management of any PACs affiliated with PNC.

                             o You must obtain prior written approval for any political contributions to candidates or PACs. Contact your Compliance Department or consult the PNC policy implementing Rule G-37 for more information on obtaining approval.

                             o You must limit any contributions to $250 per election and per candidate, and you may only make contributions to candidates for whom you are eligible to vote.

                             o  You may not make any direct or indirect
                                political contribution for the purpose of influencing the award of municipal securities business to PNC.

                           A copy of the PNC policy implementing MSRB Rule G-37 is located in the PNC Securities Corp and PNC Brokerage Corp Compliance Manuals.

2.11    Lobbying           Specific laws apply to lobbying activities
                           undertaken on behalf of PNC. You may obtain a summary of these laws and a copy of PNC's Lobbying
                           Policy from the Director of Compliance.

2.12    Other              Crimes, Suspected Crimes, and Dishonest Acts
        Matters            Reporting Requirements

                           PNC must file information with law enforcement agencies under certain circumstances when criminal acts involving PNC have occurred or are suspected. If you have knowledge of a mysterious disappearance or loss or an unexplained shortage, or know or suspect that any criminal, dishonest, or fraudulent act has occurred that may affect PNC, its employees, officers or clients, you should immediately use any of the Reporting Procedures set forth in Section 1.03 of the Code.

                           Fidelity Bond Coverage

                           PNC holds a fidelity bond that covers all employees of PNC. The bond coverage for any employee may end as soon as PNC learns of any dishonest or fraudulent act that was or may have been committed by the employee at any time, whether or not the act was committed while in PNC's employment.

                           Bonding Requirement

                           If an employee does not meet the standard for bonding, employment usually must be terminated. To comply with the bonding requirements and other requirements imposed by law, PNC reserves the right to investigate the personal history of any applicant or employee, including any law enforcement records.

                           Convictions Involving Dishonesty or Breach of Trust Any person who, at any time:

                             o has been convicted of or plead guilty to a crime involving dishonesty or breach of trust or money laundering; or

                             o has entered into a pretrial diversion or similar program for such an offense is prohibited from participating, directly or indirectly, in any manner in conduct of the affairs of PNC without prior consent of the appropriate regulatory agency.

                           Consequence Of Violation

                           If any employee or director of PNC is convicted of or pleads guilty to such offense, or enters into a pretrial diversion or similar program regarding such offense, employment will be terminated absent consent of the appropriate regulatory agency.

2.13    Media              Media Inquiries
        Inquiries
                           You may be contacted by the media for information concerning PNC's position on various matters. You must always direct these inquiries to the Public
                           Relations Department.

                           Prohibitions

                           You also may not give information to the media about PNC activities, the activities of other employees, PNC clients or suppliers without the consent of the Public Relations Department, PNC (through the Public Relations Department) will speak out on issues of importance to PNC when appropriate. PNC will not, nor should you, without the consent of the Public Relations Department, identify clients or provide client information or do the following:

                             o Comment on actions of any other company, entity, or person;

                             o Comment on issues that are in litigation or under governmental review;

                             o  Discuss financial projections;

                             o  Discuss plans, programs, products, or
                                operations that have not been announced
                                publicly;

                             o  Provide testimonials or endorsements; or

                             o Describe the content of regulatory examination reports.

2.11   Record-             Policy
       keeping
                           PNC maintains a record retention policy in accordance with legal, regulatory, and appropriate business requirements.

                           Prohibitions

                           You may not dispose of or destroy any records that document or record the business of PNC, except in accordance with PNC's record retention policy.

                           If there is threatened or pending litigation, an administrative charge, a subpoena or other legal process, or if a government audit or review is in process, you must not dispose of or destroy any relevant records.

                           Intentional destruction of records to avoid disclosure is prohibited.

                           Questions

                           If you have questions about record retention, ask your supervisor. Supervisors may direct their questions to the Corporate Records Retention Coordinator.

2.15     Accounting        Requirements
         Practices/
         Foreign           PNC has established internal accounting
         Corrupt           controls and recordkeeping policies to meet
         Practices         legal and business requirements,including
         Act               the following:

                             o All business transactions and payments will be recorded accurately in supporting records;

                             o No unrecorded fund or asset of PNC will be established or maintained for any reason;

                             o The use or transfer of PNC funds for any purpose that would be in violation of any law or regulation or that would be improper is prohibited; and

                             o The accounting records of PNC, and any public record, must be complete, accurate, and in reasonable detail, and no false, artificial, or misleading entries will be made for any reason.

                           Foreign Corrupt Practices Act of 1977, as amended Any dealings that you may have with an official of a foreign government, a foreign political party or party official, or candidate for foreign political office, must comply with the requirements of the Foreign Corrupt Practices Act of 1977, as amended. The Act also applies to officials of public international organizations.

                             o This law requires the use of proper accounting procedures.

                             o You are prohibited from giving or promising anything of value to such foreign officials for the purpose of influencing any act or decision of the official in his/her official capacity, or to obtain or retain business, or direct business to, any person. Violations may result in criminal penalties.

                           All laws of the applicable foreign country must be obeyed.

2.16    Bank               Policy
        Secrecy/
        Money              It is the policy of PNC to have an effective Bank
        Laundering         Secrecy Act (BSA) and anti- money laundering
        Control Act        program. You are responsible for knowing and
                           carrying out your responsibilities under the company's BSA polices and procedures. In particular, you must be aware of your responsibility regarding:

                             o Requirements to report cash transactions on Currency Transaction Reports (CTRs);

                             o The company's systems and procedures to avoid being used by persons who are laundering money through the bank from drug activities and other illegal activities;

                             o  "Know Your Customer" procedures; and

                             o  The procedures to identify a client's
                                suspicious activities and transactions and to report such matters to Security Services.

                           Your BSA Compliance Officer should be contacted regarding any BSA questions or concerns.

 2.17    Community         Policy
         Reinvestment
         Act/Fair          It is the policy of PNC to respond to the credit
         Lending           needs of the communities in which it has
                           facilities, including those of low and moderate income neighborhoods. In addition, each PNC Bank is expected to devote human and financial resources, consistent with safe and sound banking practices, to the solution of community problems.

                           It is the policy of PNC to conduct its business in accordance with fair lending laws. It is your responsibility to treat all clients fairly.

                           A copy of the Corporate Community Reinvestment Act
                           (CRA) and Fair Lending Compliance Statements may be obtained from your Compliance Department representative or CRA Officer.

2.18    Safety,            Compliance Requirement
        Health and
        Environment        You must comply with safety and health requirements
                           governed by federal, state and local laws. You have a responsibility:

                              o   To follow safe operating procedures;

                              o To promote your own and your co-workers' health; and

                              o   To encourage regard for the environment
                                  among fellow employees and the community.

                           Firearms Prohibition

                           You are not permitted to possess firearms or other dangerous weapons on PNC premises, in PNC-owned vehicles or on work time, unless this is required as part of your job.

                           How To Report

                           Reports of any actual or potential safety, health, or environmental problems should be reported using the Reporting Procedures set forth in Section 1.03 of the Code.

                           o     o     o     o     o     o     o     o     o

                           This Code reflects principles PNC intends to abide by. It is not necessarily a statement of the law and in many instances may go beyond what the law and industry practice requires. This Code is not intended to result in the imposition of legal liability on PNC, or on any employee or any person who becomes subject to provisions of the Code, if such liability would not exist under law or regulations in the absence of the Code.

                           You are responsible for complying with the Code. This Code, however, does not, nor should it be construed to, imply an employment contract between you and PNC.

                                Exhibit l: Forms

         Exhibit 1-A      Notification/Approval Form

         Exhibit 1-B      Form for Approval to Serve At the Request of PNC

Section E/Code of Ethics/Exhibit 1A

Code of Ethics PNC
Notification/Approval Form

After you complete Section I, submit form to your supervisor who will complete
Section II and then submit to the Human Resources representative to complete
Section III.

Please Print Clearly in Ink or Type.

                   I. To Be Completed By Originating Employee

Submitted By               Social Security Number     Phone Number
Market Location and        Line of Business           Current Position/Job Title
 Mail Stop

I am providing notification to or requesting approval from my Supervisor ______________________________ and HR representative, regarding the following:
(Check as applicable) (ss. refers to Code)

  [ ]  Conflict of Interest (ss.2.05)        [ ]  Expert Witness (ss.2.05.11)
  [ ]  Gifts (ss.2.05.1)                          [  ]  Obligation interfering
  [ ]  Other Employment (ss.2.05.9A)                    with performing
                                             [  ]  PNC job duties (ss.2.08)
                                             [  ]  Other (insert us)

Please Describe Completely. If "Other Employment," you must provide at a minimum other Employer's Name, Type of Business and Summary of your Responsibilities. Job Duties. Attach additional sheets if necessary.

Employee Signature                           Date

         II. To Be Completed By Employee's Supervisor, Then Forwarded to HR Representative Supervisor's Comments (Please Comment on basis for your approval or disapproval)

                                           Employee is    [ ]  FT       [ ]  PT
[ ]  Approved       [ ] Disapproved

Supervisor Signature                     Phone Number               Date
                                                                    Mail Stop

         III. To Be Completed by HR Representative

HR Comments

[ ] Approved  [ ] Disapproved    [ ] Notification Acknowledged.  Employee's Hire
                                      No Action Required.         Date:_______

HR Representative                   Phone Number                       Date

Notification/Approval Forms are available via PNC's Intra-Web, Lotus Notes, or from your Human Resources Department.

                   PLEASE FOLLOW INSTRUCTIONS ON BACK OF FORM


FORM 08263-0600   White & Canary -        Pink -                  Goldenrod-
                      HR Representative      Corp Ethics Office      Supervisor

Instructions for Completing
Code of Ethics Notification/Approval Form

General Instructions

This Form may be completed on-line via PNC's Intra-Web, or Lotus Notes, or via this form which must be printed in ink or typed. Please make sure that you press down firmly enough so that the information can be read on all copies of the Form.

This Form should be used only when requesting approval or providing notification to your Supervisor and Human Resources ("HR") representative as specified in the PNC Bank Code of Ethics ("Code"). Any questions about this Form or any other aspect of the Code requirements should be directed to your supervisor, HR representative or any of the key contacts identified in the Code. (See "Key Contacts and Reference Guide" Addendum to the Code which is located in Section E of your Employee Manual, or on PNC's Intra-Web at www.intraweb.pncbank.com.)

Originating Employee instructions for Completing Part I

    1.   Check the block describing notification or request for approval.

    2. On the lines provided describe reason for providing notification and/or requesting approval. Provide enough information so that an adequate assessment of the situation can be made (e.g. Outside
         Employment: name of outside organization; type of business engaged in; and position held, etc.). Refer to the appropriate Code section as the basis for determining the information needed.

    3. After completing Part 1, sign and date Form and submit to your supervisor. Your supervisor is responsible for completing Part II and forwarding it to the HR representative for further processing.

                Supervisor Instructions for Completing Part II

    1. Complete the "Supervisor's Comments" section __________ reason(s) for approving or disapproving the employee's request, indicate whether discussions were held with the employee, HR representative, etc.

    2. Check the appropriate action _________ "Approved" or "Disapproved". Sign and Date form.

    3. Check appropriate blocks indicating employee's status (full-time vs. part-time).

    4. Detach the Goldenrod copy of the Form and retain for your records, then forward remaining copies to the HR representative for further processing.

            HR Representative Instructions for Completing Part III

1. Review the information provided. Notifying the Corp. Ethics Office for further review or to obtain approval may be necessary because it is required under the Code, an interpretation of the Code is needed, or because of the nature or sensitivity of the request. You should refer to the appropriate section of the Code to determine whether it is necessary and if you are still not sure, contact the Corp. Ethics Office. You should also refer to the additional HR guidelines regarding the processing of notifications and approvals.

2. Complete the "HR Comments" section. Summarize the reason(s) for approving or disapproving the employee 's request. Additional instructions regarding processing the notification or approval will be provided by the Corp. Ethics Office, if necessary.

3. Check the appropriate action taken - "Approved," "Disapproved" or "Notification Acknowledged. No Action Required." Sign and Date form.

4.  Fill in Employee's Hire Date.

5.  Detach the Canary copy and return it to the originating employee.

6. Detach the Pink copy and forward it to the Corp. Ethics Office, Mail Stop P1-POPP-22-2. o Note to HR Rep: If the pink copy is not legible, please attach a copy of the original.

7. Retain the White copy and file it in the originating employee's personnel file.


Section E1/ Code of Ethics/Exhibit 1B

Code of Ethics
Form for Approval to Serve at the Request of PNC

                    Section I: To Be Completed By Employee


________________________            ____________________                ______________________
Employee Name                       Phone Number                        Business Function Area

Name of Outside Organization        Position Being Sought
                                    [ ] Director     [ ] Trustee    [ ] Officer    [ ] Other _______

Description of Organization: Type of Organization, primary activities, etc.

Justification/Description of Anticipated value to PNC

Is the outside organization (1) a bank, thrift or other depository organization, (2) an organization that has a depositary organization anywhere within its group of affiliates, or (3) otherwise a competitor of PNC:*
                                                                                                                           oYes  oNo
Is the outside organization a public company:* oYes oNo Does PNC or do its subsidiaries own (or hold as a fiduciary) an equity interest in its corporation: oYes oNo Would Employee's service to this outside organization present any potential conflict of interest (actual or perceived):* oYes oNo If you answered "yes" to any of the above questions, please describe:*

*You must contact the Corporate Ethics Office if, at any time in the future, any of these answers change.

               I have received, read, understand and will comply
                with the PNC Code of Ethics and the PNC Policy
                  for Employees Holding Director and Officer
           Positions in Outside Profit and Non-Profit Organizations.

__________________________       __________________          __________________
Employee's Signature                  Date                   Please Print Name

         Section II: Business/Staff Function Sign-Offs - Note: Upon sign-off by the Business/Staff Function, please submit form to the Corporate Ethics
Office, which will present the request to the CEO or Vice Chairman of PNC for approval. Mails top: P1-POPP-22-2

Signature of Employee's Manager            [ ] Recommend for Approval           Date    Please Print Name
                                           [ ] Denied
Signature of Regional President            [ ] Recommend for Approval           Date    Please Print Name
                                           [ ] Denied
Signature of Business CEO/
         Director of Staff Function        [ ] Recommend for Approval           Date    Please Print Name
                                           [ ] Denied
Signature of Business/Staff
         Function HR Manager               [ ] Recommend for Approval           Date    Please Print Name
                                           [ ] Denied
Section III: Approval - In accordance with the PNC Code of Ethics and the PNC
Delivery for Employees Holding Director and Officer Positions in Outside
Profit and Non-Profit Organizations, employees will be deemed to be serving in an outside organization at the request of PNC only if they obtain written approval from the CEO or Vice Chairman of PNC. At the request of PNC means at the request of the PNC entity by which employee is employed unless otherwise specified below.

CEO of PNC                                 [ ]  Approved       [ ] Denied       Date

Vice Chairman of PNC                       [ ]  Approved       [ ] Denied       Date

If Approved, list any conditions (i.e. with respect to director compensation, service on committees etc.)

_______________

FORM120999        Original - Corporate Ethics Office Copy Corporate Ethics Office    Copy-Employer

Section E/Code of Ethics/Exhibit 2

PNC Inside- Trading Policy Summary

This chart summarizes certain rules described in PNC Financial Services Group, Inc.'s Insider Trading Policy (the "Policy "). It is intended to be used as a reference to help you in your compliance with the Policy. However, you should not use this summary in place of the Policy because, in addition to containing more detailed information on the rules summarized below, the Policy contains other rules and standards on topics that are not included in the summary. The Policy also applies to the following members of your immediate family: your spouse, minor children, older children who live in your household or who rely primarily on you for financial support and any other relatives (by blood, marriage, or otherwise) living in your household. You are responsible for these family members' compliance with the Policy, and you must seek approval of and report their personal securities transactions in accordance with the Policy as if such transactions were for your own account.

Securities Transaction Restrictions for All Employees, Directors, and Family Members:

    o If you are aware of material, non-public information concerning any issuer or its securities including but not limited to PNC, you are prohibited from buying, selling, or recommending securities of that issuer. Nor may you disclose such information to others except as set forth in this Policy.

    o You are prohibited from conducting the following activities regarding PNC securities:

         - transactions in any derivative of a PNC security, including but not limited to puts, calls, and options other than stock options granted by PNC, subject to certain exceptions for employees who received PNC securities in connection with an acquisition

         - day trading (buying and selling the same security during one calendar day)

         - short selling (selling the securities at a specified price and on a specified date without owning the securities on the trade date)

Pre-Clearance Approval/Reporting Requirements for Restricted Employees and Their family Members:

    o Restricted Employees include members of the senior officer committee (as of the date of this Policy), the Marketing Committee, Section 16 officers, designated employees of Mergers and Acquisitions, and other employees designated by the Director of Corporate Compliance.

    o If you are a Restricted Employee, you must obtain the approval of the Corporate Secretary or designate before buying or selling PNC securities (including securities issued by PNC affiliates that are publicly traded), changing elections or making intra-plan transfers involving PNC securities or phantom shares, using PNC securities to secure a loan (including a margin account), or making a gift of PNC securities. Subject to certain exceptions, before buying or selling any publicly traded security other than securities issued by PNC or a PNC affiliate you must pre-clear through the Insider Transaction Authorization System. You also must provide to Corporate Compliance duplicate broker confirmations and statements of purchases or sales of any publicly traded security and report to Corporate Compliance within 7 calendar days any trade in a publicly traded security that was made other than through a broker.

Pre-Clearance Approval/Reporting Requirements for Outside Directors and Their Family Members:

    o Members of the Boards of Directors of PNC and PNC Bank National Association must obtain the approval of the Corporate Secretary or designate before buying or selling PNC securities (including securities issued by PNC affiliates that are publicly), traded using PNC securities to secure a loan (including a margin account), making a gift of PNC securities, or reallocating investments within the Directors Deferred Compensation Plan. You must also have your broker(s) send duplicate copies of confirmations of all your purchases and sales of PNC securities (including securities issued by PNC affiliates) to the Corporate Secretary, and report to the Corporate Secretary within 7 calendar days any trade in PNC securities that was made other than through a broker.

Other Pre-Clearance Approval/Reporting Requirements:

    o As a supplement to this Policy, there are special policies and procedures on personal securities transactions that are applicable to certain business units within PNC. Employees of these business units are subject to additional requirements as set forth in the special policies for their business unit which may include pre-clearance and/or reporting requirements. You will be informed if you are in a business unit that has special policies applicable to you.

Securities of Clients:

    o Employees of "Designated Units" are prohibited from purchasing or selling client securities. You will be informed if you are in a Designated Unit.

Securities of Affiliates:

    o Certain PNC employees may be subject to different or additional restrictions with respect to their transactions in securities issued by PNC affiliates that are publicly traded companies. You will be informed of any such restrictions if they are applicable to you.

PNC Insider Trading Policy

Introduction               The purpose of this Insider Trading Policy
                           ("Policy") is to further compliance by PNC
                           Financial Services Group Inc. ("PNC") and its subsidiaries, employees and directors with the federal securities laws and regulations. The Policy is designed not only to protect us from civil or criminal liability under these laws but also to protect our reputation for integrity.

                           The Code of Ethics contains additional standards with respect to confidential information, and should be read in conjunction with this Policy. Further, your business unit may impose additional requirements. You may also be subject to Office of the Comptroller of the Currency requirements for fiduciary activities. Securities and Exchange Commission requirements and other requirements of various self-regulatory organizations.

                           Certain of the following standards and rules are of necessity. general in nature. In practice, there may be situations that waagnt exceptions or interpretations that must be approved by the General Counsel's office of PNC ("General Counsel").

                           If you have questions regarding the Policy, you should contact the Director of Corporate Compliance or the General Counsel. Further, if you suspect a violation of this Policy, you should contact the Director of Corporate Compliance or the General Counsel, or use any of the reporting procedures set forth in the PNC Code of Ethics.

                           You are required to be familiar with and abide by this Policy. You must read it carefully and retain it. New employees will be required to certify in writing that they understand and will comply with the Policy. From time to time employees may also be asked to re- certify in writing that they have followed the Policy.

                           References to "PNC" apply to PNC Financial Services Group, Inc. and all organizations directly or indirectly under its control. References to an "affiliate" apply to the organization under the control of PNC with which an employee or director is associated.

What is
"Insider Trading" ? "Insider trading" generally involves the purchase or sale of securities while aware of material, non-public information ("inside information"). A person who communicates inside information (a "tipper") to another person (a "tippee") may also be liable if the tippee purchases or sells a security while aware of such information.

                           Penalties for insider trading violations are substantial. Civil penalties may be as high as three times the profit gained or loss avoided as a result of an unlawful purchase or sale of a security. For controlling persons who knowingly or recklessly fail to take appropriate measures designed to prevent the occurrence of insider trading violations, civil penalties of up to the greater of three times the profit gained or loss avoided or $51,000,000 may be imposed. In addition, criminal fines and jail terms may be imposed.

What is                    Material information generally means
"Material                  information relating to a company that issues
Information"?              securities (an "issuer"), such as
                           information about its business operations or securities, the public dissemination of which would likely affect the market price of any of its securities or which would likely be considered important by a reasonable investor in determining whether to buy, sell, or hold such securities.

What is                    Information that has not been disclosed to the public
"Non-Public                is generally non-public. To show that information
Information"?              is public, there must be evidence that it is widely
                           disseminated. Information would generally be considered widely disseminated if it has been disclosed, for example on the Dow Jones broad tape, news wire services such as AP or Reuters, radio or television or in newspapers or magazines or public disclosure documents filed a with the Securities and Exchange Commission, such as prospectuses, proxy statements and periodic reports.

Examples of                It is impossible to provide a complete list of
Inside                     information that may constitute inside information,
Information                but it may include:

                           o    Unpublished financial reports or projections;

                           o    Information about current, proposed, or
                                contemplated transactions, business plans, financial restructurings, or acquisition targets;

                           o    Dividend increases or decreases;

                           o    Extraordinary borrowings or liquidity
                                problems;

                           o Material defaults under agreements or actions by creditors, clients, or suppliers relating to a company's credit standing;

                           o Proposed or contemplated issuance, redemption, or repurchase of securities or stock splits;

                           o Significant expansions or contractions of operations, including acquisitions. mergers, divestitures, and joint ventures, and purchases sales of substantial assets;

                           o    Major new product developments;

                           o Significant increase or decrease in business or information about major contracts;

                           o Institution of, or developments in, major litigation, investigations, or regulatory actions or proceedings; and

                           o Developments regarding a company's senior management.

Statement of               The following rules relate to your personal
General Policy             securities transactions. For purposes of these
Applicable to All          rules, your personal securities transactions
Employees                  include the securities transactions of your
and  Directors             immediate family members, and the securities
                           transactions of accounts in which you or your immediate family members have a beneficial interest or over which you or your immediate family members exercise investment discretion or control. If you or an immediate family member exercises investment discretion or control over non-related customer accounts in the normal course of employment responsibilities, those accounts are not subject to the pre-clearance and reporting requirements described below. However, transactions in such accounts may be subject to review by audit or compliance personnel.

                           Immediate family members consist of your spouse, any minor children, older children living in your household, older children who rely primarily on you for financial support, and any other relatives (by blood, marriage, or otherwise) living in your household. The personal securities transactions of your immediate family members are subject to this Policy. You are responsible for their transactions being in compliance with these rules, and you must pre-clear and report their personal securities transactions as if such transactions were for your own account.

                            1. General prohibition on insider trading:

                            o If you are aware of inside information concerning an issuer or its securities, including but not limited to PNC, you are prohibited from buying, selling, or recommending securities of that issuer. You also may not disclose such information to any other person, unless:

                                    -   that person is employed by PNC and
                                        has a need to know such
                                        information in connection with his
                                        or her employment or supervisory
                                        responsibilities;

                                    -   that person is employed by an
                                        outside firm (such as a law,
                                        accounting, or investment banking
                                        firm) retained by PNC and needs to
                                        know the information in connection
                                        with the service to be provided by
                                        the firm to PNC; or

                                    -   disclosure is otherwise authorized by
                                        the General Counsel.

                            o Once the inside information is released to the public and has been widely disseminated then you may buy, sell or recommend securities of that issuer unless otherwise restricted in this Policy.
                           o Unless you are sure that information is not inside information, you should presume that it is or consult with the General Counsel.

                           2. Special rules regarding PNC Financial Services Group, Inc. securities:

                               o   You are prohibited from purchasing or
                                   selling PNC securities beginning 15 days before the end of a calendar quarter until the second business day after PNC release, its earnings results for that quarter (the "Blackout Period"). This prohibition does not include exercising with cash or already owned PNC securities an option on PNC securities granted by PNC and holding the underlying securities received as a result of the option exercise. All pending purchase and sale orders regarding PNC securities that could be executed during a Blackout Period must be canceled before the beginning of the Blackout Period.

                               o   You are prohibited from engaging in
                                   transactions in any derivative of PNC
                                   securities. including but not limited to puts, calls, and options. You are also prohibited from day trading (buying and selling the same securities during one calendar day) and shop selling (selling the securities at a specified price on a specified date without owning the securities on the trade date) PNC securities. The receipt or exercise of an option grant or other derivative security pursuant to a PNC compensation plan is not a violation of the Policy.

                               Note: There is a limited exception to the prohibition on derivative transactions for employees who have received PNC securities in connection with an acquisition. This exception is not available to PNC executive officers who are subject to
                               Section 16 of the Securities Exchange Act of 1934. You will be informed if this exception applies to you. If this exception applies:

                               o   You may sell or "write" covered call
                                   options, or purchase protective puts
                                   (either alone or in combination, as, for example, in establishing a collar), provided that such derivative instruments relate only to the number of PNC shares you originally acquired in connection with the acquisition.

                               o You may not enter into these transactions during a Blackout Period or at any time when you are aware of inside information regarding PNC.


                               o   You must remain "covered" (that is, you
                                   must not sell the underlying PNC shares
                                   with respect to which you have entered into the derivative transaction) at all times during the term of the derivative instrument.

                               o You may not exercise any such instrument during a Blackout Period or at any time when you are aware of inside information regarding PNC. (The exercise by a counterparty to such a derivative transaction would not be deemed to violate this restriction.)

                               o   If you fail to meet a margin call or
                                   otherwise default on a loan secured by PNC securities, and the PNC securities are liquidated during a Blackout Period or while you are aware of inside information, you may be deemed to be in violation of this Policy.

Pre-Clearance              Restricted Employees and Directors (each as defined
and Reporting              below) are subject to additional pre-clearance and
Requirements               reporting requirements. If you are subject to these
                           requirements, under no circumstance may you effect a transaction in any securities while you are aware of inside information, even if you have received pre-clearance. The ultimate responsibility for determining whether you have inside information rests with you. Pre-clearance of any particular transaction under this Policy will not necessarily protect you from liability under the laws prohibiting insider trading.

                           Restricted Employees
                           --------------------

                           Restricted Employees include members of PNC's senior officer committee (the Marketing Committee as of the effective date of this Policy), executive officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, designated employees of Mergers and Acquisitions and other employees designated by the Director of Corporate Compliance. You will be informed if you have been designated a Restricted Employee.

                           If you are a Restricted Employee, you must obtain the approval of the Corporate Secretary or designate before:

                           o    buying or selling PNC securities and
                                securities issued by PNC affiliates that are publicly traded companies,

                           o making changes in elections or infra-plan transfers involving PNC securities of phantom shares under any PNC compensation or benefit plan,

                           o    using PNC securities to secure a loan
                                (including a margin account), or

                           o    making a gift of PNC securities,

                           You must also pre-clear through the Insider
                           Transaction Authorization System before buying or selling any publicly traded security other than securities issued by PNC or a PNC affiliate. Restricted Employees must have their broker(s) send duplicate copies of trade confirmations and periodic statements of all of your purchases and sales of publicly traded securities to Corporate Compliance at the same time the broker sends confirmations to you. In addition, you must report to Corporate Compliance any transaction in a publicly traded security other than through a broker-dealer not later than 7 calendar days after such transaction.

                           The pre-clearance and reporting requirements do not apply to security transactions involving open-end mutual funds (such as money market funds), unit investment trusts, and U.S. government or federal agency obligations; reinvestment of dividends pursuant to an issuer's dividend reinvestment plan (but do apply to additional voluntary purchases or sales effected through such a plant); purchases of PNC securities under the Employee Stock Purchase Plan; or other situations where the Director of Corporate Compliance determines that pre-clearance or reporting is not necessary.

                           Outside Directors
                           -----------------

                           Members of the Boards of Directors of PNC and PNC Bank National Association must obtain the approval of the Corporate Secretary before:

                           o    buying or selling PNC securities and
                                securities issued by PNC affiliates that are publicly traded companies,

                           o    using PNC securities to secure a loan
                                (including a margin account),

                           o    making a gift of PNC securities, or

                           o reallocating investments within the Directors Deferred Compensation Plan.

                           If you are a director, you must have your broker(s) send duplicate copies of trade confirmations of all of your purchases and sales of PNC securities (and PNC affiliates' publicly traded securities) to the Corporate Secretary at the same time the broker sends confirmations to you. In addition, you must report to the Corporate Secretary any transaction in PNC securities other than through a broker-dealer not later than 7 calendar days after such transaction.

                           The pre-clearance and reporting requirements do not apply to the reinvestment of dividends pursuant to PNC's dividend reinvestment plan (but do apply to additional voluntary purchases or sales effected through the plan).

Other                      A business unit may have or adopt policies
Pre-clearance              governing the personal securities transactions of
and Reporting              some or all of the employees of that business unit.
Requirements               For example, certain fiduciary, investment
                           advisory, securities brokerage, and similar business units have supplemental policies governing the personal securities transactions of their employees. Such additional restrictions may include the pre-clearance of securities transactions or reporting requirements. You will be informed if you are in a business unit that has special policies applicable to you, and you will be required to be familiar with and abide by these policies.

Securities of              Employees of certain business units ("Designated
Clients                    Units") are prohibited from purchasing or selling
                           securities of their clients. Employees will be informed if they are in a Designated Unit to which this restriction applies.

                           If you are in a designated unit and acquired securities of a client in a transaction permitted by the Insider Trading Policy in effect before this Policy or before commencing employment in your business unit, you may continue to hold such securities, but may not acquire any additional securities of that client. You must disclose this investment to your business unit manager and Corporate Compliance, and must obtain clearance from your business unit manager and Corporate Compliance before selling any such client securities.

Securities                 Certain PNC employees may be subject to different
of Affiliates              or additional restrictions with respect to their
                           transactions in securities issued by PNC affiliates that are publicly-traded companies. You will be informed of any such restrictions if they are applicable to you.

Information                Because PNC is a diversified financial institution,
Barriers                   one business unit may have inside information about
                           an issuer while another business unit that does not have such information may wish to buy or sell that issuer's securities or recommend a purchase or sale of such securities. Information Barriers are policies and procedures designed to separate business units that are likely to receive inside information from business units that purchase, sell, or recommend the purchase or sale of securities. Information Barrier policies and procedures will be implemented for each applicable business unit.

Policy                     A video tape that includes a summary of insider
Presentation               trading laws and review of this Policy will be
                           shown to each new employee of PNC. All new employees will be required to certify in writing that they have seen or listened to the video tape, understand this Policy, and will comply with the rules and standards set forth in this Policy.
                           Existing employees may from time to time also be required to provide a written certification that they have followed this Policy. Periodically, the rules set forth in this Policy will be reviewed with all employees through meetings, internal communications and publications, or other means.

Audit The General Auditor of PNC has the authority to audit compliance with this Policy and the policies of the business units. Each employee must cooperate with such an audit. including requests to provide documentation.

Noncompliance              If you fail to comply with this Policy (including
                           the refusal to re-certify compliance with it upon request or cooperate with an audit), you will be subject to disciplinary action, which could include termination of employment. In addition, apparent or suspected violations of laws applicable to PNC's business may be reported to appropriate authorities.

                           This Policy is not intended to result in the imposition of legal liability that would not exist in the absence of the Policy.

Section E/Code of Ethics/Exhibit 3

Drug Abuse Policy Summary

Summary We are committed to promoting and maintaining a drug-free workplace. An employee's illegal use of drugs interferes with effective and safe job performance, which is a matter of company concern. For this reason, it is our policy to prohibit employees from illegally using, possessing, distributing, selling or manufacturing, or being under the illegal influence of drugs while working or while on company property.

                                    "Drugs" refer to, but are not limited to, controlled substances and any potentially mind-altering chemicals. This includes, but is not limited to, depressants (barbiturates); stimulants (amphetamines);
                                    cocaine; narcotics (opiates, such as
                                    heroin, morphine and codeine);
                                    hallucinogens (PCP, LSD); methadone,
                                    marijuana and other annabinoids; legally obtainable drugs, with prescriptions (Darvon, Valium, Librium); and over-the-counter drugs.

                                    According to the PNC Bank Drug Abuse
                                    Policy, a job applicant who is offered
                                    employment must successfully pass a drug screening test as a condition of employment. Failure to pass the test will render the offer null and void. In addition, an employee may be asked to submit to a drug screening test where there is reason to believe that he or she may have violated the Drub Abuse Policy. Further, in the future, drug screening tests may be conducted on those employees whose jobs are of a sensitive nature and whose use of drugs, therefore, would pose a risk to the company or the security or safety of coworkers and the public.

                                    We have developed procedures and
                                    guidelines for determining whether to
                                    require an employee to take a drug test.
                                    The procedures include possible
                                    consultation with designated legal and
                                    Human Resources personnel and/or a medical evaluation. Because employees will only be required to take a test when there is reasonable cause to believe that the employee may have violated the Drug Abuse Policy, and after specified procedures have been followed; the employment of an employee who refuses to take a drug test will be terminated.

                                    All drug screening tests will be conducted by an independent, certified toxicology laboratory, and all test results will be reviewed be an independent Medical Review Officer.

                                    We have the right to search all company
                                    property assigned to employees and
                                    personal possessions brought onto company property or premises. The privacy of employees will be preserved to the extent possible.

                                    Employees who violate the Drug Abuse
                                    Polity will be subject to disciplinary
                                    action up to and including employment
                                    termination.

                                    Employees are encouraged to seek help with any drug abuse problem and reminded of the availability of the various corporate benefit programs. Any eligible employee may voluntarily participate in a recognized drug rehabilitation and/or other appropriate counseling program to treat an existing drug use problem provided that he or she has not previously violated the Drug Abuse Policy. In that event admitting to drug use and participating in a drug rehabilitation and/or other appropriate counseling program will not be considered a violation of the Drug Abuse Police as long as the employee successfully completes the program and agrees to be subject to random drug screening tests for a period of two years and one month following initiation of the program.

                                    Any employee who participates in a drug
                                    rehabilitation and or counseling program, whether voluntarily or as a result of disciplinary action, will be subject to random drug screening tests for a period of two years and one month following initiation of the program.

                                    Employees who are convicted in a court of law or plead guilty to the use, possession, manufacture, distribution and/or sale of drugs occurring on company premises are required to notify us in writing within five days of such conviction or plea.

                                    Notwithstanding the foregoing, management has the right to take whatever disciplinary action it deems advisable, and deny any or all benefits under the Drug Abuse Policy, if such employee has violated any other PNC Bank and/or company policy or procedure.

                                    Any employee who wishes to review the PNC
                                    Bank Drug Abuse Policy should contact his or her market Human Resources representative.

Section E/Code of Ethics/Exhibit 4

PNC Bank Electronic Media Policy

Introduction                        PNC Bank ("PNC") employees may have access
                                    to and use one or more forms of electronic media, for example, e-mail products such a Office Vision and Lotus Notes, online services, the Internet, the World Wide
                                    Web, PNC Intranet, and electronic devices such as cellular phones and facsimile machines. PNC encourages proper use of these media because they make communication more efficient and effective and because they are valuable sources of information.

                                    The purpose of this Electronic Media
                                    Policy ("Policy") is to summarize key
                                    elements of what constitutes the proper
                                    use of electronic media by PNC employees.
                                    The Policy applies to your use of all
                                    electronic media and services when:

                                    o     accessed on, or from, company
                                          premises;

                                    o     accessed using company computers,
                                          facsimile machines or other
                                          equipment;

                                    o     using PNC's leased or purchased
                                          services (e.g., the PNC corporate
                                          network, the company's Internet
                                          connection or external service
                                          providers); or

                                    o     the media is used in a manner that
                                          identifies the employee with PNC
                                          Bank (e.g., you join a chat room or
                                          publish a comment on the Internet
                                          referencing PNC).

                                    You should be aware that the Policy
                                    applies even when using your own personal computer, cellular phone or other resources if one of the above factors applies.

                                    This Policy is part of the PNC Bank Code of Ethics. Other PNC policies and procedures may also be applicable and should be considered.

Electronic Media:                   Electronic media and services are
Company Property                    resources provided by the company to
and Business Use                    facilitate company-related business.
                                    Employees need to demonstrate a sense of responsibility and good judgment, just as with any company resource.

                                    o     You may not create, scan, fax,
                                          download, copy, or send articles,
                                          jokes, stories, chain letters and
                                          other similar items of personal
                                          interest to another employee, person
                                          or entity.

                                    o     You may not use e-mail products for
                                          any purpose unrelated to performance
                                          of your job duties, such as to sell
                                          raffle tickets or tickets to
                                          personal dinner events, unless
                                          directed by your supervisor or
                                          manager. Solicitations are governed
                                          by PNC's solicitation policy (ss.
                                          2.09.4, Code of Ethics).

                                    o     You may never use electronic (or any
                                          other) media to communicate
                                          offensive, harassing, pornographic
                                          or other inappropriate material.

                                    Should you have questions on what is
                                    appropriate business use of electronic
                                    media, please contact your supervisor,
                                    your Human Resources representative or any other Key Contact as set forth in the Addendum to PNC's Code of Ethics.

Software and                        Only software developed, owned or licensed
Copyrights                          by PNC Bank may be installed on PNC
                                    computing resources and used for the
                                    purpose of promoting PNC's business. All employees are required to comply with software copyright laws and licensing agreements. Unauthorized duplication of licensed software and documentation is strictly prohibited.

Electronic Media                    PNC Bank does not guarantee the privacy of
Privacy                             communications transmitted over company
                                    established electronic media links. You
                                    should assume such communications are not private, and you should observe the Confidentiality section of the PNC Bank
                                    Code of Ethics (ss. 2.01). Especially with cellular phones, you should assume that a third party may have the opportunity to overhear your conversation. Your use of electronic media, and the content of your communications, is subject to monitoring by PNC for operational, maintenance, security, business, legal or regulatory reasons.

System Security                     PNC policies regarding system
                                    security are set forth in PNC's
                                    Information Security Policy Manual;
                                    detailed Internet security controls and
                                    design requirements are provided at ss.
                                    1100, No. 1104. Important considerations you should be aware of:

                                    o     Any business requirement resulting
                                          in file transfers over the Internet
                                          must be approved by your cost center
                                          manager. All files downloaded from
                                          the Internet must be from "known"
                                          reliable sources and must be scanned
                                          with PNC Bank standard anti-virus
                                          software.

                                    o     You may not use the Internet to
                                          communicate sensitive or
                                          confidential information unless
                                          management approved encryption
                                          standards are implemented. The
                                          Confidentiality section of the Code
                                          of Ethics (ss. 2.01) should be
                                          observed in any communications using
                                          electronic media.

                                    o     Access to the Internet from company
                                          resources (i.e., from PNC equipment
                                          or through PNC employers) must be
                                          provided through secured corporate
                                          gateways, approved and configured in
                                          accordance with PNC Information
                                          Technology Services standards.
                                          Passwords maintained on
                                          Internet-based systems must be
                                          different from passwords used on PNC
                                          Bank systems.

                                    o     Certain Internet browsers and other
                                          similar technologies which are used
                                          to access World Wide Web-based
                                          resources and services, include the
                                          ability to store information locally
                                          in files that can be retained for an
                                          indefinite period. Browsers must be
                                          configured to ensure that any
                                          "temporary" information used during
                                          online sessions is not permanently
                                          stored on local user computers.

                                          You should also be aware that the
                                          network services and World Wide Web
                                          sites can identify individuals and
                                          companies accessing their services,
                                          and can and do monitor access and
                                          usage.

                                          Questions regarding any Information
                                          Security policy can be directed to
                                          the Information Security Hotline at
                                          1-800-289-1732.

PNC Products and                          Products and services provided by
Services:                                 PNC, regardless of the media used,
Public Relations                          are subject to a variety of legal
and Customer                              and regulatory restrictions
Interaction                               applicable to such matters as
                                          advertising, product and service
                                          availability, costs and fees, and
                                          disclosures and descriptions.
                                          Existing guidelines regarding
                                          product functions and features need
                                          to be complied with by all
                                          employees. The policies and
                                          procedures that govern employee
                                          behavior regarding customer contact
                                          are applicable to all interactions
                                          via electronic media.

                                    o     Employees should not use their
                                          status as PNC employees to set forth
                                          opinions, comments or information
                                          that may be contrary to PNC's
                                          interests. Therefore, participation
                                          in online chat rooms and publication
                                          of information involving PNC must be
                                          conducted with care. You may not use
                                          company resources to create your own
                                          personal Web site.

                                    o     Any negative or misleading
                                          information found on electronic
                                          media concerning PNC Bank should be
                                          referred to Public Relations
                                          immediately. Individual employees
                                          should not respond to such items.

                                    o     The standards for the Internet apply
                                          the same basic, corporate identity
                                          standards as those used in print
                                          which meet the objectives of visual
                                          clarity and consistency.

                                    o     Lines of business creating a PNC
                                          Intranet must observe corporate
                                          standards, including those defined
                                          for the PNC logo.

                                    The Public Relations Department should be consulted if you have any questions.

Enforcement                         In today's business environment,
                                    electronically distributed information can be transmitted much more quickly than in the past, so it is important to use caution and abide by the above principles in all stages of the use of electronic media.

                                    Any employee found to be abusing the
                                    privilege of company-facilitated access to electronic media or services is subject to disciplinary action, which may include termination of employment. Please speak to your supervisor or manager if you have any questions or contact the resources identified above. You may also use your Key Contacts and Reference Guide in your Code of Ethics Addendum to help you reach the appropriate person at PNC to assist you.

Section E/Code of Ethics/Exhibit 5

PNC Bank Customer Information
Privacy Principles

Introduction                        At PNC Bank, our mission is to meet the
                                    desires of our customers. As financial
                                    services professionals entrusted with
                                    sensitive financial information we respect the privacy of our customers and are committed to venting customer information responsibly. Our Customer Information
                                    Privacy Principles serve as standards for all PNC Bank employees for collection, use, retention, and security of individual customer information.

PNC Bank Collects and               We limit the amount and type of customer
Retains Only Customer               information we collect and retain to that
Information That Is                 which is required to establish and manage
Needed                              customer accounts, understand customer
                                    needs, provide customer services, offer
                                    new products and services, and comply with legal and regulators- requirements.

PNC Bank Employees                  We limit employee access to customer
Are Responsible For                 information to those employees with a
Customer Information                legitimate business need for the
Protection                          information. We have policies, procedures,
                                    employee orientation, and communication
                                    programs designed for the protection of
                                    customer information. It is the
                                    responsibility of each PNC Bank employee to comply with our Customer Information
                                    Privacy Principles policies and
                                    procedures. Failure to comply subjects our employees to disciplinary action.

PNC Bank Strives To                 We have implemented internal controls and
Maintain The Accuracy               procedures designed to keep and report
Of Customer                         customer information as accurately and
Information                         completely as possible. We respond
                                    promptly when a customer tells us his or her information is not accurate.

PNC Bank Limits The                 We share non-transactional personal
Internal Disclosure Of              information, such as applications,
Customer Information                financial statements, and credit reports,
                                    among PNC Bank companies. We provide our consumer customers the opportunity to opt-out of such intercompany information sharing, except where such information is used to enable one PNC company to service customer accounts for another.

PNC Bank Limits The                 We do not disclose customer information
External Disclosure Of              outside the PNC Bank companies, except:
Customer Information
                                      o   to conduct our business (for
                                          example, in connection with
                                          completing customer transactions,
                                          transferring customer accounts, or
                                          sharing information with credit
                                          reporting agencies, persons
                                          verifying account status, or persons
                                          providing services for us).

                                      o   when we suspect fraud or are
                                          otherwise required or permitted to
                                          do so by law or regulation.

                                      o   when a customer requests or gives a
                                          permission to do so, or

                                      o   to make available products or
                                          services we believe may be of
                                          interest to our customers. Those
                                          companies outside PNC Bank that we
                                          select to offer services or products
                                          to our customers must agree to
                                          respect the privacy of our customer
                                          information.

PNC Bank Respects Our               We honor our consumer customers' requests
Customers' Solicitation             to be excluded from marketing solicitations.
Preferences

PNC Bank Provides Our               Our Customer Information Privacy
Customers Access To                 Principles are readily available to our
Our Privacy Principles              customers through brochures, customer
                                    mail, web-sites, and toll-free telephone numbers.

PNC Bank Provides                   We use advanced technology and information
Security Safeguards To              management techniques to implement security,
Protect Customer                    audit, and control programs designed to
Information                         protect customer information.

PNC Bank Protects                   We protect the privacy of customer
Customer Information                information sent to and from our
On Our Web-sites                    web-sites. In addition to the security and
                                    privacy standards that are applied to
                                    traditional banking transactions, we also use specific controls designed to identify and authenticate all our online customers and prevent and detect unauthorized access to our web-sites.

     These Privacy Principles are effective as of October 1, 1998 and may be modified from time to time.

Section E/Code of Ethics/Exhibit 6

                          PNC STOCK OWNERSHIP POLICY

      (POLICY REGARDING OWNERSHIP OF STOCK IN PUBLICLY HELD SUBSIDIARIES)

Purpose                    This is the stock ownership policy contemplated by
                           Section 2.05.8 of the PNC Code of Ethics. The purpose of this policy is to avoid conflicts of interest or the appearance of conflicts of interest on the part of PNC personnel who are responsible for the relationship or transactions between PNC and its publicly held subsidiaries, while promoting ownership of stock in PNC and its publicly held subsidiaries.

Scope This policy applies to PNC personnel who act and exercise decision-making authority on behalf of PNC with respect to the relationship or transactions between PNC and its publicly held subsidiaries. This policy does not apply to directors, officers and employees of a publicly held subsidiary whose principal employment or relationship is with that subsidiary.

Definitions                1.       For purposes of this policy, PNC
                                    includes PNC Financial Services Group,
                                    Inc. and its subsidiaries other than the publicly held subsidiary in question.

                           2. PNC personnel includes directors, officers and employees of PNC Financial Services Group, Inc. and any of its subsidiaries other than persons whose principal employment or relationship is with the publicly held subsidiary in question.

                           3. Publicly held subsidiary means any entity in which PNC Financial Services Group Inc. directly or indirectly owns at least 25% of the outstanding capital stock or other equity interest and that is subject to periodic reporting requirements under the federal securities laws.

Relative                   PNC personnel within the scope of this policy shall
Ownership                  not acquire or hold an equity interest in a
Requirement                publicly held subsidiary of PNC that materially
                           exceeds in value such person's equity interest in PNC Financial Services Group, Inc.

                           Your equity interest will be based for this purpose on the fair market value of securities (including phantom stock units) owned directly or indirectly through employee benefit or deferred compensation plans, owned beneficially through trusts or other vehicles, or that may be acquired upon exercise of stock options whether exercisable or not.

                           Your equity interest includes securities owned by your spouse, any minor children, older children living in your household, older children who rely primarily on you for financial support, and other relatives (by marriage or otherwise) living in your household.

Monitoring                 PNC personnel within the scope of this policy
Requirements               should monitor their compliance with this Policy.
                           PNC personnel subject to this policy have 90 days from discovering an instance of noncompliance to reestablish compliance with this policy, unless an exception is granted or, under applicable insider trading policy or law securities transactions to reestablish compliance are restricted in this time frame. In the latter event, compliance must be reestablished promptly after such restriction lapses.

Questions                  Questions regarding this policy should be directed
                           to PNC's General Counsel or Corporate Secretary.

Section E/Code of Ethics/Exhibit 7

             PNC Polio for Employees Holding Director and Officer
           Positions in Outside Profit and Non-Profit Organizations

Introduction               The purpose of the PNC Policy for Employees Holding
                           Director and Officer Positions in Outside Profit and Non-Profit Organizations ("Policy") is to establish certain rules and procedures for employees who hold or are considering taking a position as a director, trustee, officer or other similar position in a for-profit or non-profit corporation or other organization outside of PNC
                           ("director officer positions"). This Policy applies to all outside director officer positions you currently hold as well as to any future positions and should be read together with the entire PNC
                           Code of Ethics. It is your responsibility to understand and comply with this Policy and the PNC
                           Code of Ethics.

                           If you have any questions regarding this Policy you should contact your manager, your Human Resources
                           (HR) representative, the Corporate Ethics Office, or any of the Key Contacts identified in the Addendum to the PNC Code of Ethics. References to "PNC" apply to The PNC Financial services Group, Inc. and or its subsidiaries.

Serving at the             Employees will be deemed to be serving in a
Request of PNC             director officer Position in an organization
                           outside of PNC at the request of PNC only if they obtain written approval from the CEO or the Vice
                           Chairman of The PNC Financial Services Group, Inc.
                           (or in the case of the CEO or the Vice Chairman.
                           from the Board of Directors or its Corporate
                           Governance Committee).

                           Note: "At the request of PNC" means at the request of the PNC entity by which the employee is employed unless otherwise specified on the written approval form.

Approval                   o    Employees who are asked to serve in a director
Requirements if You             officer position in an outside organization at
are Serving at the              the request of PNC must submit the "Form for
Request of PNC                  Approval to Serve at the Request of PNC" to
                                the Corporate Ethics Office. Prior to
                                submission for final approval by the CEO or the Vice Chairman, the request must first be approved by the employee's Manager. Business
                                CEO or Director of Staff Function, Business HR
                                Manager (as applicable), and Regional
                                President. You can obtain a copy of this form on Locus Notes, from PNC's internal website, from your HR representative, or from the Corporate Ethics Office.

                           o The CEO or the Vice Chairman will be deemed to be serving at the request of PNC if the outside director officer position is approved by The PNC Financial Services Group, Inc. Board of Directors or its Corporate Governance Committee.

                           o Approvals for all such requests will be based on the best interest of PNC. Approvals will be reviewed annually by the CEO or Vice Chairman or, in the case of the CEO or the Vice Chairman, by the Corporate Governance Committee, and may be modified or withdrawn at any time.

                           o Employees will be considered for possible coverage in their capacity as outside directors officers under PNC's directors and officers liability insurance policy and for possible indemnification by the applicable PNC entity only with respect to outside director officer positions approved as being at the request of PNC in accordance with this Policy, subject in each case to applicable law and governing documents. Any exceptions must be approved by the CEO or the Vice Chairman of The PNC Financial Services Group, Inc. for in the case of the CEO or the Vice Chairman by the Board of Directors or its Corporate Governance Committee).

Public Office              Employer considering or accounting a director
 Directors/Officers        officer position that is also a publicoffice
                           position (such as a school board director) must comply with the PNC Public Office Policy, which is
                           Exhibit 8 to the PNC Code of Ethics.

All Other Outside          Employees otherwise wishing to serve in a director
Director/Officer           officer position in an outside organization are not
Positions                  required to provide notification or to obtain
                           approval from PNC. However, the following rules apply:

                           1. You may not serve if the outside organization is a PNC competitor

                           Note: For proposes of this Policy, a competitor means any organization wherever located, that engages in any of the same businesses as PNC. Further in an outside organization is or has a bank, thrift or other depositor, organization, anywhere within its group of affiliates, all members of that group are considered competitors.

                           2. You may not serve if your involvement with the outside organization would interfere with or impede your ability to perform your job duties and responsibilities at PNC.

                           3. You may not serve if your involvement with the outside organization would create a conflict with, or be reasonably perceived as conflicting with, the interests of PNC. If you accept a director officer position in an outside organization and a conflict of interest (actual or perceived) develops, you may be required to leave the outside organization or to resign your position with PNC.

                           4. Under certain circumstances, you may not serve if PNC holds an equity interest in the outside organization. It is your responsibility to ask the outside organization if PNC holds such an interest. If so, you must contact the Corporate Ethics Office to determine whether or not you may accept the director officer position.

                              Note: Equity held by PNC includes equity held for PNC's own account and equity PNC holds as a trustee or other fiduciary. Equity interests may also include options, convertible debt and other instruments.

Certain Additional         By serving as a director officer in an outside
Responsibilities           organization, you will also have certain
                           responsibilities to that organization. You should be sure that you understand and comply with those responsibilities.

                           There may be occasions where contracts or transactions involving PNC are discussed or decided by that outside organization (e.g., the outside organization is interested in obtaining a loan from PNC or in engaging PNC as a trustee of a plan, program or fund, such as a pension plan or an endowment fund). In these instances, after disclosing your relationship with PNC, you should not participate in such discussions or in the decision- making process. If you are a director of the outside organization, you should ask the Board secretary to reflect in the meeting minutes that you did not participate in the discussions and did not vote on that matter because of your relationship with PNC.

Dana  Collection           PNC may collect information related to director
                           officer positions held by PNC employees in outside organizations from you for marketing or other business purposes. Neither a request for information related to outside director officer positions nor an employee response to such a request will mean or imply that the employee is serving in such position(s) at the request of PNC.

Exceptions                 Any exceptions or amendments to this Policy must be
                           approved by the PNC Ethics Policy Committee or the Director of Compliance or as otherwise provided in this Policy.

Section E/Code of Ethics/ Exhibit 8

                                   PNC Public Office Policy

Introduction               The purpose of the PNC Public Office Policy
                           ("Policy") is to establish certain rules for employees who campaign for or seek appointment to a public office, who serve as public officials, or who serve as members of another candidate's political campaign committee ("public office positions"). This Policy applies to all public office positions you currently hold as well as to any future positions and should be read together with the entire PNC Code of Ethics. It is your responsibility to understand and comply with this Policy and the PNC Code of Ethics.

                           If you have any questions regarding this Policy, you should contact your manager, your Human Resources (HR) representative, the Corporate Ethics Office, or any of the Key Contacts identified in the Addendum to the PNC Code of Ethics. References to "PNC" apply to The PNC Financial Services Group, Inc. and or its subsidiaries.

General Rules              Service in a public office position is not at the
                           request of PNC. Employees wishing to serve in a public office position are not required to provide notification to or obtain approval from PNC.
                           However, the following rules apply:

General                    o   You may not serve if your involvement would
                               interfere with or impede your ability to perform your job duties and responsibilities at PNC.

                           o You may not serve if your involvement would create a conflict with, or be reasonably perceived as conflicting with the interests of PNC. If you accept a public office position and a conflict of interest (actual or perceived) develops, you may be required to leave your public office position or to resign your position with PNC.

                           o You may not represent or act on behalf of PNC in connection with any matter or transaction between PNC and your campaign, the governmental entity you serve, or the campaign of any other political candidate for which you are a member of the political campaign committee.

While You are              o   Before beginning a campaign for public office
Campaigning for or             or accepting such position, you must receive
Seeking Appointment            confirmation from the solicitor or other
To a Public Office or          counsel for the governmental entity that your
Serving as a Member            service as a public official would not prevent
Of Another Candidate's         PNC from doing business with that governmental
Political Campaign             entity.
Committee
                           o   All correspondence concerning campaign
                               business, including but not limited to,
                               campaign fund-raising, must be on campaign letterhead exclusively and may not contain any reference to your status as a PNC employee other than to factually state your employment history.

                           o You may not engage in campaign business during working hours. To avoid any appearance of sponsorship or endorsement. PNC's name may not be used in any campaign material or in any fundraising activities, other than to factually state your employment history.

                           o You may not take a paid leave of absence to work on your or another candidate's campaign, except earned vacation time. If you take an unpaid lease of absence, either you or the campaign must promptly reimburse PNC for any benefit (e.g., insurance) provided by PNC to you during that leave of absence.

                           o You may not solicit contributions from any employee of PNC Capital Markets or any other PNC employee without first obtaining preclearance from the PNC Legal Department.

                           o Your campaign (or the campaign you are serving) may not use PNC's facilities, equipment, supplies or personnel in connection with the campaign effort. Volunteer efforts conducted after working hours off PNC premises are permitted but PNC equipment and supplies may not be used m such efforts.

                           o You may not direct or coerce any PNC employee to provide services to a campaign or make the provision of such services a condition of employment. You may not ask PNC employees to work on your or another candidate's campaign, even on a volunteer basis, unless you have obtained preclearance from the PNC Legal Department.

                           o PNC does not make political contributions to any candidate or campaign committee. You must therefore avoid any circumstance involving the use of PNC facilities or personnel that could be interpreted as an in-kind corporate contribution to a campaign.

While Serving as a         o   You may not solicit business between PNC and
Public Official                any governmental entity of which you are a
                               public official.

                           o If at any time you are contemplating a change to your PNC duties that would involve the municipal securities business undertaken by a PNC affiliate, you must have your situation reviewed by the PNC Legal Department before accepting any such position.

Certain Additional         By serving as a public official, you will also have
Responsibilities           certain responsibilities to the  governmental entity
                           you serve. Youshould be sure that you understand and comply with those responsibilities.

                           There may be occasions where contracts or transactions involving PNC are discussed or decided by the governmental entity you serve. In these instances, after disclosing your relationship with PNC, you should not participate to such discussions or in the decision- making process.

Data  Collection           PNC map collect information related to public
                           office positions held by PNC employees from you for various business purposes. Neither a request for information related to public office positions nor an employee response to such a request will mean or imply that the employee is serving in such position(s) at the request of, or as a representative of PNC.

Exceptions                 Any exceptions or amendments to this Policy must be
                           approved by the PNC Ethics Policy Committee or the Director of Compliance.

Section E/Code of Ethics/ Addendum

                       Key Contacts and Reference Guide

The Reporting Procedures outlined in PNC's Code of Ethics provide a number of individuals you may contact regarding notifications, prior approvals, reporting potential Code violations or concerns or any questions regarding the Code. This Key Contacts and Reference Guide lists those persons you will be dealing with most frequently regarding Code matters and how to contact them, as well as resource materials and how to obtain them. You are encouraged to call anyone with whom you feel comfortable.

KEY CONTACTS: (For the most up-to-date Key Contacts list, please check online at http:\www._____.com and select "Code of Ethics" under Employee Workbench.)


Business                   Name of Contact               Phone             Fax             Mail Stop

Human Resources/Employee Relations Representatives
Employees working in:

Blackrock                  Rosemarie Bruno           (212) 409-3155    (212) 409-3123      XX-R345-29-1

Corporate Bank/   Jim Popp                           (412) 768-2378    (412) 762-3985      P2-PTPP-02-1
Treasury Management

PNC Advisors/TPS           Judi Haas                 (412) 762-3433    (412) 705-3446      P2-PTPP-18-1

PNC Mortgage               Sharon Lawrence           (847) 549-2830    (847) 549-2568      S1-S075-01-4

Regional Community
  Bank                     Mike Givler               (215) 585-5835    (215) 585-8884      F2-F070-10-4

Staff Services             Marilyn Crump             (412) 762-2193    (412) 762-2256      P2-PTPP-02-1

Employees in
  Other Areas              Linda Williamson          (412) 762-5413    (412) 762-2256      P2-PTPP-02-1


SECURITY SERVICES

PNC Bank Helpline                                    1-800-937-4445 (select option #2 then #4)

Director of Corporate
  Security Services        John P. Ericksen          (412) 762-7761    (412) 762-0726      P2-PTPP-06-1


CORPORATE COMPLIANCE
For any matter under the code

Director, Corporate
Compliance/Risk
Management &
Administrator of
the Code                   Eva T. Blum               (412) 762-2748    (412) 705-0829      P1-POPP-22-2


Sr. Compliance
Manager                    Michelle O. Manning (412) 762-8234          (412) 705-0829      P1-POPP-22-2


Code of Ethics
Manager                    Peg Holmes                (412) 762-8205    (412) 705-0829      P1-POPP-22-2

GENERAL COUNSEL
For any matter under the Code

                           Helen P. Pudin            (412) 762-7987    (412) 762-5920      P1-POPP-21-1
                           General Counsel           (215) 585-5174    (215) 585-8564      F5-F012-02-2

REFERENCE GUIDE

PNC Code of Ethics Forms - All Code Forms are available on PNC's Intraweb, Lotus Notes, or from your Human Resources Department. Sample copies of the forms are attached as Exhibit 1 to the Code.


FORM                                                   DESCRIPTION
Notification/Approval Form                This form is used to provide notification or obtain
(Exhibit 1-A)                             approval under the Code Matters which require notification or prior approval are summarized in Section 1.02 of the Code.

Form for Approval to Serve at the         This Form is used to obtain all necessary Approvals in accordance
Request of PNC                            with the PNC Policy for Employees Holding Director and Officer
(Exhibit 1-B)                             Positions in Outside Profit and Non-Profit Organizations (attached as Exhibit * to the code.)

How to obtain Corporate, Business or Departmental Policies - References to corporate, business or departmental policies are made throughout the Code. The person from whom you may obtain the policy or ask questions is referenced below.


         Policy                             Code Section/Exhibit                                 Contact

Bank Secrecy Act Policy                          ss. 2.16                       Chief Compliance Officer
                                                                                Regional Consumer Bank (302) 429-1775

Community Reinvestment Act/                      ss. 2.17                       Corporate Compliance
Fair Lending Compliance Statements                                              CRA Officer (412) 762-8234

Customer Information Privacy Principles          Exhibit 5                      Information Security Helpline
                                                                                1-800-937-4445 (Select Option #2, #1).

Drug Abuse Policy                                ss. 2.09.1                     Employee Relations Representative (see
                                                                                prior page)

Employee Expense Reimbursement Guide             ss. 2.09.3                     Employee Relations Representative (see
                                                                                prior page)

Equal Employment Opportunity Policy              ss. 2.06.1                     Employee Relations Representative (see
                                                                                prior page)

Information Security Policy Manual               ss. 2.01                       Information Security Helpline
                                                                                1-800-937-4445 (Select Option #2, #1).

Insider Trading Policy - All Employees           Exhibit 2                      Chief Compliance Officer - General Regs.
                                                                                (412) 762-8729

o        Brokerage Personal Securities           Exhibit 2                      Director of Securities Compliance
         Trading Policy                                                         Brokerage & Capital Markets
                                                                                (412) 768-8664

o         Asset Management/Trust Personal
         Securities Trading Policy               Exhibit 2                      Chief Compliance Officer - PNC Advisors
                                                                                (215) 585-8108

Lobbying Policy                                  ss. 2.11                       Senior Counsel (412) 762-1901

MSRB Rule G-37 Policy                            ss. 2.10                       Director of Securities Compliance
                                                                                Brokerage & Capital Markets
                                                                                (412) 768-8664

Product Tying Restrictions                       ss. 2.07                       Chief Compliance Officer - General Regs.
                                                                                (412) 762-8729


Records Retention Policy                         ss. 2.14                       Information Security Helpline
                                                                                1-800-937-4445 (Select Option #2, #1).

Regulation O Policy                              ss. 2.05.12                    Chief Compliance Officer - General Regs.
                                                                                (412) 762-8729